Exhibit 10.2

LEASE AGREEMENT

By and Between

HFAKOH001 LLC, a Delaware limited liability company

(Landlord)

and

HOF VILLAGE WATERPARK, LLC, a Delaware limited liability company

(Tenant)

Property:  See Exhibit B

This Instrument Prepared by:
Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60654
Attn: David A. Rosenberg, P.C.

i

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is entered into as of the 7th day of November, 2022 (the “Effective Date”), by and between HFAKOH001 LLC, a Delaware limited liability company (“Landlord”), and HOF VILLAGE WATERPARK, LLC, a Delaware limited liability company (“Tenant”).

RECITALS

A.	HOF VILLAGE WATERPARK, LLC, a Delaware limited liability company (“Seller”), was the fee simple owner of the Property prior to the Effective Date. The Property is a part of the larger entertainment related complex known as the Hall of Fame Village (the “HOFV Complex”).

B.	Landlord purchased the Property from Seller pursuant to that certain Agreement for Purchase and Sale of Real Property dated as of the Effective Date (the “Purchase Agreement”).

C.	Landlord and Tenant are executing this Lease, pursuant to which Landlord shall lease the Property to Tenant, on the terms and conditions set forth below.

NOW THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. BASIC TERMS.

A.	“Base Rent”: Base Rent shall be paid in accordance with and in the amounts set forth on Exhibit A attached hereto and made a part hereof, subject to increases as set forth herein.

B.	“Buildings”: The building or buildings located on the Property from time to time.

C.	“Commencement Date”: The Effective Date.

D.	“Expiration Date”: November 30, 2121, or such earlier date resulting from a termination of this Lease in accordance with the terms and conditions hereunder.

E.	“Premises”: Collectively, the Buildings, the Property and all other improvements now or hereafter located on or about the Property.

F.	“Property”: Those certain tracts or parcels of land described on Exhibit B attached hereto and made a part hereof.

G.	“Term”: The period commencing on the Commencement Date and expiring on the Expiration Date.

2. DEFINITIONS AND BASE PROVISIONS.

For purposes of this Lease, the following terms shall have the meanings indicated below:

A.	“ADA”: The Americans with Disabilities Act of 1990, 42 U.S.C. §§ 12101 et seq., as the same may be amended from time to time and any and all rules and regulations which have become effective prior to the date of this Lease under such statutes.

B.	“Affiliate”: With respect to Landlord or Tenant, shall mean a person or entity that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such person or entity.

C.	“Alterations”: Defined in Section 14.A hereof.

D.	“Anti-Money Laundering Laws”: The BSA and the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (commonly referred to as the USA Patriot Act), P.L. 107-56, as the same may be amended from time to time and any and all rules and regulations which have become effective prior to the date of this Lease under such statutes.

E.	“Architect” shall mean an architect selected by Tenant to complete any applicable Tenant’s Work.

F.	“Base Rent”: Defined in Section 1.A hereof.

G.	“BSA”: The Bank Secrecy Act (otherwise known as the Currency and Foreign Transactions Reporting Act), 31. U.S.C. §§ 310 et seq., as the same may be amended from time to time and any and all rules and regulations which have become effective prior to the date of this Lease under such statutes.

H.	“Building”: Defined in Section 1.B hereof.

I.	“Code”: The Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as amended from time to time.

J.	“Commencement Date”: Defined in Section 1.C hereof.

K.	“Comparable Buildings”: Buildings in the market in which the applicable Buildings are located that are comparable in size, design, use, age, location, class and quality to such Buildings.

L.	“Condemnation” means: (a) any temporary or permanent taking of all or part of (or of the right to use or occupy) the Premises by condemnation, exercise of any right of eminent domain, or any similar proceeding; and/or (b) any action by any governmental authority not resulting in an actual transfer of an interest in (or of the right to use or occupy) the Premises but creating a right to compensation for all or a portion of the Premises, such as a change in the grade of any street upon which the Property abuts or the grant of a public non-exclusive right of way or easement.

M.	“Condemnation Award” means the entire amount of any award paid or payable to Landlord and/or Tenant after the Commencement Date on account of any Condemnation, as compensation for any Condemnation, including: (1) any interest payable on account of such award; (2) any award made on account of any improvements that are the subject of a Condemnation, whether or not the value of such improvements is the subject of a separate award or otherwise separately determined by the applicable governmental authority; (3) the full amount paid or payable by such governmental authority on account of the estate that is the subject of the Condemnation, as determined pursuant to the Condemnation; and (4) any other sums payable on account of such Condemnation.

N.	“Control” shall mean with respect to an entity that is a corporation, limited liability company, partnership or other entity, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the ownership interests of the entity, with respect to any non-publicly traded company, and more than ten percent (10%) ownership, or management control, with respect to a publicly traded company.

O.	“Default Rate”: The lesser of (i) the Prime Rate plus five percent (5%) per annum, compounding monthly, or (ii) the highest rate allowed by applicable Law.

P.	“Effective Date”: Defined in the Preamble hereof.

Q.	“Encumbrance”: Any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, lease, sublease, attachment, conditional sales agreement, encumbrance, preemptive right, right of first refusal, right of first offer, covenant, condition, restriction, reciprocal easement agreement, development agreement, operations and maintenance agreement, declaration, TIF agreements, and any agreements similar to the foregoing, together with any other rights of third parties, all of the foregoing whether voluntarily incurred or arising by operation of Law, and includes any agreement to give or enter into any of the foregoing.

R.	“Environmental Laws”: Each and every Law pertaining to environmental, health or safety matters or Hazardous Materials applicable to or which otherwise pertains to or affects the Premises or the use, ownership, occupancy or operation of the Premises or any portion thereof, and as the same have been or may be amended, modified or supplemented from time to time, including but not limited to the (1) Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.), (2) Hazardous Substances Transportation Act (49 U.S.C. §1802 et seq.), (3) Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, (4) Water Pollution Control Act (33 U.S.C. §1251 et seq.), (5) Safe Drinking Water Act (42 U.S.C. §300f et seq.), (6) Clean Water Act (33 U.S.C. §1321 et seq.), (7) Clean Air Act (42 U.S.C. §7401 et seq.), (8) Solid Waste Disposal Act (42 U.S.C. §6901 et seq.), (9) Toxic Substances Control Act (15 U.S.C. §2601 et seq.), (10) Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. §11001 et seq.), (11) Radon Gas and Indoor Air Quality Research Act of 1986 (42 U.S.C. §7401 et seq.), (12) National Environmental Policy Act (42 U.S.C. §4321 et seq.), (13) Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. §9601 et seq.), (14) Occupational Safety and Health Act (29 U.S.C. §651 et seq.), (15) Refuse Act of 1999 (33 U.S.C. § 407 et seq.), (16) Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), (17) Marine Protection, Research and Sanctuaries Act (33 U.S.C. § 1401 et seq.), (18) Noise Control Act (42 U.S.C. § 4902 et seq.), (19) Atomic Energy Act (42 U.S.C. § 2011 et seq.) and (20) Nuclear Waste Policy Act of 1982 (42 U.S.C. § 10101 et seq.), and any similar state or local Laws and any and all rules and regulations in effect under such Laws.

S.	“Event of Default”: Defined in Section 23 hereof.

T.	“Expiration Date”: Defined in Section 1.D hereof.

U.	“Fee Estate” means Landlord’s fee interest in the Property and this Lease and any reversionary and/or remainder interest in the improvements located on the Property.

V.	“Final Completion” shall mean with respect to any Tenant’s Work (a) the completion of construction of such Tenant’s Work, including all “punch list” items, in accordance with the applicable Plans as certified by the applicable General Contractor, and (b) all permits and licenses required for the legal occupancy of such Tenant’s Work, if any, have been obtained.

W.	“Final Completion Date” shall mean the date that Final Completion of the applicable Tenant’s Work occurs.

X.	“General Construction Contract” shall mean with respect to any Tenant’s Work, the applicable construction contract by and between the applicable General Contractor and Tenant.

Y.	“General Contractor” shall mean, with respect to any Tenant’s Work, a contractor selected by Tenant to complete such Tenant’s Work.

Z.	“Guarantor” shall mean HOF Village Newco, LLC, a Delaware limited liability company.

AA.	“Guaranty”: Defined in Section 45 hereof.

BB.	“Hazardous Materials”: shall mean (a) any toxic substance or hazardous waste, substance, solid waste or related material, or any pollutant or contaminant; (b) radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radiation, mold or other microbial matter, odors, noise, per- and poly-fluoroalkyl substances, or any petroleum product or additive; (c) any substance, gas, material or chemical which is now or hereafter defined as or included in the definition of “hazardous substances,” “toxic substances,” “hazardous materials,” “hazardous wastes,” “regulated substances” or words of similar import under any Environmental Laws; and (d) any other chemical, material, gas or substance, the exposure to or release of which is or may be prohibited, limited or regulated by any governmental authority, or any chemical, material, gas or substance that does or is reasonably likely to pose a hazard to human health or safety or to the environment.

CC.	“Indemnified Party” shall mean, with respect to any indemnification obligation contained in this Lease, the individual or entity so indemnified by the indemnifying party.

DD.	“Landlord”: Defined in the Preamble hereof.

EE.	“Landlord Claim”: Defined in Section 21.A hereof.

FF.	“Landlord Indemnified Parties”: Landlord and Landlord Mortgagee, and each of their respective successors and assigns, and their respective members, managers, partners, shareholders, officers, directors, agents, attorneys and representatives.

GG.	“Landlord Mortgage”: any financing obtained by Landlord, as evidenced by any mortgage, deed of trust, assignment of leases and rents, financing statement or other instruments, and secured by the interest of Landlord in the Property or any portion thereof, including any extensions, modifications, amendments, replacements, supplements, renewals, refinancings and consolidations thereof.

HH.	“Landlord Mortgagee”: the mortgagee (and its successors and assigns) under any Landlord Mortgage.

II.	“Landlord Notice Address”:

c/o Oak Street Real Estate Capital, LLC
30 North LaSalle, Suite 4140

Chicago, IL 60602

Attention: Asset Management

Email: oakstreetAM@blueowl.com

With a copy to

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attention: David A. Rosenberg and David P. Stanek

E-mail: david.rosenberg@kirkland.com and david.stanek@kirkland.com

JJ.	“Landlord’s Representatives”: Landlord’s agents, attorneys, representatives, members, directors, officers and employees.

KK.	“Late Charge”: Defined in Section 5.C hereof.

LL.	“Law”: All applicable statutes, ordinances, rules, regulations, codes, orders, requirements, directives, binding written interpretations and binding written policies, common law, rulings, and decrees of all local, municipal, state and federal governments, departments, agencies, commissions, boards or political subdivisions.

MM.	“Lease”: Defined in the Preamble hereof.

NN.	“Leasehold Estate” means the leasehold interest of Tenant in the Property pursuant to this Lease.

OO.	“Leasehold Mortgage” means any leasehold deed of trust, mortgage, deed to secure debt, assignment of leases and rents, assignment, security agreement, or other security document securing financing from a lender of Tenant and encumbering the Leasehold Estate.

PP.	“Leasehold Mortgagee” means the holder of a Leasehold Mortgage pursuant to the terms of this Lease.

QQ.	“Leasehold Mortgagee’s Cure Rights” means all rights of Leasehold Mortgagee(s) to cure any Event of Default by Tenant.

RR.	“Monetary Default” means any failure by Tenant (without regard to any notice or cure periods) to: (1) pay when due any Rent or other sum(s) of money that this Lease requires Tenant to pay, whether to Landlord or to a third party; (2) pay when due all insurance premiums that this Lease requires Tenant to pay; (3) properly apply any sums of money, if any, that this Lease requires Tenant to apply in a particular manner or for a particular purpose; or (4) timely satisfy any other obligation of Tenant under this Lease that may be satisfied solely by the payment of money.

SS.	“Mortgage” means any mortgage, deed of trust, security deed, contract for deed, deed to secure debt, or other voluntary real property (including leasehold) security instrument(s) or agreement(s) intended to grant real property (including leasehold) security for any obligation (including a purchase-money or other promissory note) encumbering the Leasehold Estate or the Fee Estate (or portions thereof), as entered into, renewed, modified, consolidated, increased, decreased, amended, extended, restated, assigned, or supplemented from time to time. If two or more such mortgages are consolidated or restated as a single lien, then all such mortgages so consolidated or restated shall be treated as a single Mortgage. A Mortgage may be a Landlord Mortgage or a Leasehold Mortgage.

TT.	“Mortgagee” means an institutional lender which is the holder of any Mortgage and its successors and assigns.

UU.	“Mortgagee Protections” means, as to any Mortgagee, all rights, protections, and privileges of such Mortgagee as expressly provided for under this Lease, including the following: (1) any right to receive notices and/or to cure defaults (including, in the case of a Leasehold Mortgagee, all Leasehold Mortgagee’s Cure Rights); (2) any requirement for Leasehold Mortgagee’s consent to any matter; (3) in the case of a Leasehold Mortgagee, all provisions of this Lease relating to a New Lease and all rights of any New Tenant or Successor Tenant; and (4) all other rights, protections, and privileges of such Mortgagee under this Lease.

VV.	“New Lease” means a new lease of the Property, effective as of (or retroactively to) the termination date of this Lease, for the remainder of the Term of this Lease, considered as if this Lease had not been terminated, with New Tenant, on all the same terms and provisions of this Lease and in the same form as this Lease, but shall not include any Personal Obligations of a predecessor tenant or any obligations of Tenant that have already been performed, it being agreed that such New Tenant will be responsible for its own Personal Obligations. Any New Lease shall include all rights, options and privileges of Tenant under this Lease, but shall not include any obligations of Tenant that have already been performed. Any New Lease or a memorandum thereof shall be in recordable form and shall include all Mortgagee Protections for the benefit of Mortgagees of New Tenant.

WW.	“New Lease Delivery Date” means the date when Landlord and New Tenant enter into a New Lease.

XX.	“New Lease Option Period” means, upon the occurrence of a termination of this Lease (other than as the result of (1) the scheduled expiration date of the Term; or (2) a termination pursuant to Section 20 of this Lease), a period that begins on the date of such termination and ends on the date thirty (30) calendar days after such termination.

YY.	“New Tenant” means the Leasehold Mortgagee that requests a New Lease, or such other tenant under a New Lease as such Leasehold Mortgagee shall select (but excluding Tenant or any of its affiliates), all as designated by such Leasehold Mortgagee. Any New Tenant shall not have (together with any Person Controlling, Controlled by or under Common Control with such Person) been convicted of any felony during the five (5) year period prior to the date that such Person shall become a New Tenant, that is a is a violation of any law designed to protect against terrorism, including without limitation the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and implementing regulations thereto, the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq., and all other laws, regulations and executive orders administered by the Office of Foreign Assets Control.

ZZ.	“NDA”: Defined in Section 22.A hereof.

AAA.	“NFA”: Defined in Section 27.H hereof.

BBB.	“Nonmonetary Default” means the occurrence of either of the following, other than a Monetary Default: (1) any breach by Tenant of its obligations under this Lease; or (2) any event or circumstance (not consisting of a breach of Tenant’s obligations under this Lease) that, with the passage of time or the giving of notice, or both, or neither, would constitute an Event of Default.

CCC.	“OFAC Laws and Regulations”: All Laws administered by the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury, codified at 31 C.F.R. Part 500 (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action regarding persons or entities with whom U.S. persons or entities are restricted from doing business (including persons or entities who have violated the U.S. Foreign Corrupt Practices Act 15 U.S.C. §§78dd-1, 78dd-2 and 78dd-3), as same may be amended from time to time.

DDD.	“Permitted Encumbrances”: Any and all Encumbrances (i) affecting any portion of the Premises as of the Commencement Date, including, but not limited to, those Encumbrances shown on Landlord’s title policy obtained on the Effective Date, (ii) consisting of current taxes and assessments with respect to the Premises, not yet due or payable, (iii) arising or created by municipal and zoning ordinances, (iv) arising after the Commencement Date that are approved in writing by Landlord in its reasonable discretion, and (v) any Leasehold Mortgages in accordance with this Lease. As used herein, “Permitted Encumbrances” shall include, without limitation, (1) that certain Development Agreement dated as of December 20, 2017, by and between the City of Canton, Ohio, and HOF Village, LLC (the “Development Agreement”), (2) that certain Operations and Maintenance Agreement dated as of December 20, 2017, by and between the City of Canton, Ohio, and HOF Village, LLC (the “Operations and Maintenance Agreement”), (3) that certain Reciprocal Easement and Restrictive Covenant Agreement for the HOF Village Complex dated as of February 26, 2016, and recorded as of March 11, 2016, as Instrument No. 201603110009295 with the Stark County, Ohio Recorder’s Office, as amended by that certain First Amendment to Reciprocal Easement and Restrictive Covenant Agreement dated as of July 19, 2022, and recorded as of July 20, 2022, as Instrument No. 202207200030836 with the Stark County, Ohio Recorder’s Office (the “HOF Village REA”), (4) the Third Omnibus Amendment Agreement effective August 12, 2022 (Stark County Recorder Instrument No. 202208190035449), together with all agreements referenced therein (collectively, the “Omnibus Agreement”), and (5) the Acknowledgment and Declaration Relating to Service Payments in Lieu of Taxes and Related Matters made and executed by Tenant as of November 7, 2022, and recorded as Stark County Recorder Instrument No. [ ] (the “TIF Declaration”).

EEE.	“Person” means any individual, partnership, limited liability company, corporation, joint venture, association, trust, or other entity.

FFF.	“Personal Default” means any Nonmonetary Default of Tenant that is not reasonably susceptible of cure by a Leasehold Mortgagee, such as (to the extent, if any, that any of the following may actually constitute a Default under this Lease) a bankruptcy proceeding affecting Tenant or any other Person; a prohibited transfer; failure to deliver financial information within Tenant’s control; and any other Nonmonetary Default that by its nature relates only to, or can reasonably be performed only by, Tenant or its Affiliates.

GGG.	“Personal Obligation” means any obligation under this Lease the breach of which would constitute a Personal Default.

HHH.	“Personal Property”: All personal property on the Premises, which shall include, without limitation, all business machinery and equipment, including, but not limited to, specialized equipment unique to the nature of Tenant’s business, business records, furniture, furnishings, communications equipment, office equipment, computer equipment, computer software, computer tapes, computer program tapes, computer program disks, computer program documentation and manuals, computer program codes, customer accounts, customer lists, customer information, inventory and proprietary information which may belong to Tenant or be in the possession of Tenant, which is located or used upon, in or about the Premises during the Term, or any renewal or extension thereof. Any generator and associated equipment located at the Premises, if any, shall constitute a fixture and shall not constitute Personal Property.

III.	“Plans” shall mean, with respect to any Tenant’s Work, the plans and specifications prepared by the Architect.

JJJ.	“Premises”: Defined in Section 1.E hereof.

KKK.	“Prime Rate”: The interest rate per annum as published, from time to time, in The Wall Street Journal as the “Prime Rate” in its column entitled “Money Rate”. The Prime Rate may not be the lowest rate of interest charged by any “large U.S. money center commercial banks” and Landlord makes no representations or warranties to that effect. In the event The Wall Street Journal ceases publication or ceases to publish the “Prime Rate” as described above, the Prime Rate shall be the average per annum discount rate (the “Discount Rate”) on ninety-one (91) day bills (“Treasury Bills”) issued from time to time by the United States Treasury at its most recent auction, plus three hundred (300) basis points. If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.

LLL.	“Prohibited Persons”: Defined in Section 17.B hereof. MMM.“Property”: Defined in Section 1.F hereof.

NNN.	“Qualified Sublease”: A means a sublease entered into by Tenant (as sublandlord) with a Qualified Subtenant that satisfies the following criteria: (i) the sublease does not have a scheduled expiration later than the calendar day immediately preceding the Expiration Date, (ii) provides that the amounts due thereunder do not depend in whole or in part on the income or profits derived by any Person within the meaning of Section 856(d)(2)(A) of the Internal Revenue Code, (iii) is disclosed to Landlord and is on market terms and conditions, (iv) the portion of the Premises subject to the sublease is at least ten percent (10%) of the rentable square footage of the building in which the sublease premises is located, and (v) is otherwise reasonably acceptable to Landlord. A “Qualified Sublease” shall also include any sublease required in connection with any Ohio Government Financing Programs permitted under Section 47 below provided that such sublease is in reasonable and customary form for the Ohio Governmental Financing Program in question.

OOO.	“Qualified Tenant” and “Qualified Subtenant”: means a Person who shall not have (together with any Person Controlling, Controlled by or under Common Control with such Person) been convicted of any felony during the five (5) year period prior to the date that such Person shall become a tenant or subtenant, as applicable, that is a violation of any law designed to protect against terrorism, including without limitation the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and implementing regulations thereto, the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq., and all other laws, regulations and executive orders administered by the Office of Foreign Assets Control. Tenant shall disclose to Lender any Qualified Subtenants and Qualified Tenants that are an Affiliate of Tenant.

PPP.	“Purchase Agreement”: Defined in Recital B hereto. QQQ. “Real Estate Taxes”: Defined in Section 8.A hereof.

RRR.	“Release”: Any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migrating, presence of, exposure to or disposing into the environment of any Hazardous Materials, including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Materials.

SSS.	“Rent”: Defined in Section 5.B hereof.

TTT.	“Repossessed Premises”: Defined in Section 24.C hereof. UUU. “Seller”: Defined in the Recitals hereto.

VVV.	“Sublease NDA”: With respect to any Qualified Sublease, a non- disturbance and attornment agreement among Landlord, Tenant, and the applicable Qualified Subtenant in a form reasonably acceptable to Landlord and Tenant. Provided, any requirement herein for Landlord to provide a Sublease NDA shall be limited to Qualified Subtenants that occupy the entire building in which the relevant subleased space is located.

WWW.	“Substitute Tenant”: Defined in Section 24.C hereof.

XXX.	“Successor Tenant” means (1) any purchaser, transferee, or assignee of the Leasehold Estate pursuant to a foreclosure, including Leasehold Mortgagee or its successor, assignee, designee or nominee (if applicable) and (2) such purchaser’s transferee’s or assignee’s direct and indirect successors and assigns. Any Successor Tenant shall not have been convicted (nor shall any Person Controlling, Controlled by or under Common Control with such Person have been convicted) of any felony during the five (5) year period prior to the date that such Person shall become a Successor Tenant, that is a violation of any law designed to protect against terrorism, including without limitation the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and implementing regulations thereto, the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq., and all other laws, regulations and executive orders administered by the Office of Foreign Assets Control.

YYY.	“Tanks”: Defined in Section 27.H hereof.

ZZZ.	“Taxes”: Defined in Section 8.D hereof.

AAAA.	“Temporary Condemnation” means a Condemnation of the temporary right to use or occupy all or part of the Premises.

BBBB.	“Tenant”: Defined in the Preamble hereto.

CCCC.	“Tenant Notice Address”:

HOF Village Waterpark, LLC
2014 Champions Gateway
Canton, OH 44708
Attn: General Counsel
Email: Tara.charnes@hofvillage.com

With a copy to:

Walter Haverfield LLP
1301 East Ninth Street
Suite 3500
Cleveland, Ohio 44114-1821
Attn: Nick Catanzarite
Email: ncatanzarite@walterhav.com

DDDD.	“Tenant’s Personal Property”: Defined in Section 13 hereof.

EEEE.	“Tenant’s Representatives”: Tenant’s agents, attorneys, representatives, directors, officers and employees and any mortgagee of Tenant’s interest in this Lease or in the Premises.

FFFF.	“Tenant’s Work”: means any work performed by Tenant (or an Affiliate of Tenant, as the case may be) on its own behalf, including Alterations or any casualty or condemnation restoration.

GGGG.	“Term”: Defined in Section 1.G hereof.

HHHH.	“Transfer”: Defined in Section 22.B hereof.

IV.	“Total Loss” means a permanent Condemnation of all or substantially all of the Property.

JJJJ.	“U.S. Publicly-Traded Entity”: Defined in Section 17.A hereof.

KKKK.	“Utility Charges”: Defined in Section 10.A hereof.

3. GRANTING CLAUSE.

A.	Landlord, in consideration of the covenants and agreements to be performed by Tenant, and upon the terms and conditions contained in this Lease, does hereby lease, demise, let and deliver to Tenant, and Tenant, in consideration of the covenants and agreements to be performed by Landlord and upon the terms and conditions contained in this Lease, does hereby lease from Landlord, the Property, to have and to hold for the Term. Tenant acknowledges receipt and delivery of complete and exclusive possession of the Property, subject to the Permitted Encumbrances. Tenant acknowledges and confirms that for a substantial period prior to and up to and including the execution of this Lease, Seller has been in continuous ownership and possession of the Premises, and, accordingly, Tenant is fully familiar therewith, and Tenant has examined and otherwise has knowledge of the condition of the Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for its purposes hereunder. Regardless, however, of any knowledge, examination or inspection made by Tenant and whether or not any patent or latent defect or condition was revealed or discovered thereby, Tenant is leasing the Property “as is,” “where is” and “with all faults” in its present condition. Tenant hereby irrevocably, unconditionally and absolutely waives and relinquishes any claim or action against Landlord whatsoever in respect of the condition of the Premises as of the Commencement Date, including any patent or latent defects or adverse conditions not discovered or discoverable or otherwise known or unknown by Tenant as of the Commencement Date.

LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN FACT OR IN LAW, IN RESPECT OF THE PREMISES OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY HAZARDOUS MATERIALS, IT BEING AGREED THAT ALL SUCH RISKS, KNOWN AND UNKNOWN, LATENT OR PATENT, ARE TO BE BORNE SOLELY BY TENANT, INCLUDING ALL RESPONSIBILITY AND LIABILITY FOR ANY ENVIRONMENTAL CONDITION OF THE PREMISES, ENVIRONMENTAL REMEDIATION AND COMPLIANCE WITH ALL ENVIRONMENTAL LAWS.

Without limiting the foregoing, Tenant realizes and acknowledges that factual matters existing as of the Commencement Date now unknown to it may have given or may hereafter give rise to losses, damages, liabilities, costs and expenses that are presently unknown, unanticipated and unsuspected, and Tenant further agrees that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Tenant nevertheless hereby intends to release, discharge and acquit Landlord and Landlord Mortgagee, and each of their respective successors and assigns, and their respective members, managers, partners, shareholders, officers, directors, agents, attorneys and representatives, from any and all such unknown losses, damages, liabilities, costs and expenses.

B.	Landlord and Tenant covenant and agree that, except to the extent otherwise required by applicable Law: (i) each will treat this Lease in accordance with U.S. generally accepted accounting principles, consistently applied, and as a true lease for state law reporting purposes; and (ii) each party will not, nor will it permit any Affiliate to, at any time, take any action or fail to take any action with respect to the preparation or filing of any statement or disclosure to any governmental authority, including without limitation, any income tax return (including an amended income tax return), to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 3.B.

C.	Tenant acknowledges that fee simple title (both legal and equitable) to the Property is vested in Landlord and that Tenant has only the leasehold right of possession and use of the Property as provided herein, together with the option to repurchase the Property from Landlord as provided by that certain Purchase Option Agreement dated as of the date hereof between Landlord and Tenant.

4. USE.

A.	Tenant may use the Premises for any uses that are in compliance with all Laws and Permitted Encumbrances, except as otherwise specifically prohibited under the terms of this Lease. Tenant shall use the Premises only as provided by and in accordance with all Permitted Encumbrances, subject to Landlord’s reservation of rights herein. Tenant shall not use or occupy the Premises, or any part thereof, nor permit or allow the Premises or any part thereof to be used or occupied, for (i) any purpose or in any manner which is in violation of any Law or a violation of the provisions set forth in Section 27 or any other provision of this Lease or (ii) in any manner which violates any certificates of occupancy for the Premises or makes void or voidable any insurance then in force with respect thereto as is required pursuant to Section 16 hereof. Tenant’s occupancy of the Premises will be in compliance with all Laws and insurance requirements, and as otherwise provided in this Lease. Tenant shall neither suffer nor permit the Premises or any portion thereof to be used, or otherwise act or fail to act, in such a manner as (I) might impair Landlord’s title thereto or to any portion thereof, (II) may make possible a claim of adverse use or possession or an implied dedication of the Premises or any portion of the Premises, or (III) may subject the Premises or this Lease to any Encumbrances, other than Permitted Encumbrances. Notwithstanding anything herein to the contrary, Tenant shall not (a) permit any unlawful or immoral practice to be carried on or committed in the Premises; (b) make any use of or allow the Premises to be used for any purpose that might invalidate the insurance thereof; (c) reserved; (d) reserved; (e) commit or suffer any material waste in or about the Premises; (f) use the Premises in any manner that is reasonably likely to diminish the value of the Premises in any material respect; or (g) use the Premises for any of the following purposes without the Landlord’s prior consent (in its sole and absolute discretion): (i) nightclub, adult bookstore or video shop or other adult entertainment establishment; (ii) incineration or reduction of garbage or any garbage dumps on the Premises; (iii) mortuary; (iv) reserved; (v) laundry or dry cleaning plant or laundromat; (vi) reserved; (vii) reserved; (viii) massage parlor; or (ix) permanent carnival. If Landlord is required to obtain and/or maintain any license, permit, certificate, or other approval from governmental authorities or agencies with respect to any liquor, gambling, off-track betting, or gaming uses (collectively, the “Restricted Uses”) that Tenant desires to undertake at the Property, or otherwise undergo any regulatory review therefor, then Tenant shall not begin, permit, allow, or continue any such Restricted Use at the Property unless Landlord has first obtained such license, permit, certificate, or other approval or completed such regulatory review. Landlord shall be required to submit, execute, or consent to any application in connection with any Restricted Uses, or submit any information in connection therewith, only if (v) any such application is reasonable, customary, and required by the applicable governmental or regulatory authority for the applicable Restricted Use, (w) there is no obligation of a director, officer, employee, or other representative of Landlord to share personal information in connection therewith, (x) neither Landlord nor any Affiliate of Landlord, nor any of their directors, officers, employees, or other representatives, is required to disclose any financial or other confidential information in connection therewith, (y) Tenant shall pay Landlord’s costs and expenses incurred in connection therewith, and (z) such submissions are in compliance with Landlord’s customary internal confidentiality protocols.

B.	Tenant will not enter into any agreements or consent to any transaction or instruments that will create an Encumbrance on the Property without Landlord’s prior written consent in its sole discretion (other than customary utility easements or reciprocal types of easements with the various entities comprising the HOFV Complex that relate to the overall operations and use of the HOFV Complex, that do not materially and adversely affect the Premises, for which Landlord shall not unreasonably withhold consent). Tenant shall be responsible for complying with the terms and conditions of, and paying the costs and expenses under, all Encumbrances on the Premises (other than Landlord’s obligations to pay debt service to any Landlord Mortgagee under any Landlord Mortgage). Tenant shall not, without Landlord’s prior written consent (in Landlord’s reasonable discretion), apply for or otherwise seek or obtain any zoning changes or variances with respect to the Property; provided, however, Tenant may apply for and pursue any minor construction-related or building-related variances required to construct the New Improvements and Landlord shall reasonably cooperate therewith at no cost or expense to Landlord. If Landlord desires to seek or obtain any zoning changes or variances with respect to the Property, Tenant shall cooperate in all respects therewith, at Landlord’s request, provided that such zoning change or variance will not prohibit Tenant’s use of the Property for its then-current use.

C.	Without limiting the foregoing, Tenant shall make all payments required under, implement the requirements of, complete all construction and development under, and otherwise comply in all respects with the Development Agreement, the Operations and Maintenance Agreement, the HOF Village REA, and the Omnibus Agreement, all at Tenant’s sole cost and expense.

5. RENT.

A.	Tenant shall pay Base Rent to Landlord in the manner provided in Section 5.B in equal consecutive monthly installments in advance on or before the first (1st) day of each calendar month commencing as of the Commencement Date and continuing through the Term. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, Base Rent for such month shall be prorated by multiplying such Base Rent by a fraction, the numerator of which is the number of days of the Term within such calendar month and the denominator of which is the total number of days within such calendar month. Tenant shall pay its first monthly installment of Base Rent, which may be prorated pursuant to this Section 5.A, on the Commencement Date in connection with Landlord’s acquisition of the Property pursuant to the Purchase Agreement.

B.	For purposes of this Lease, the Base Rent, the Real Estate Taxes, the Utility Charges and any and all other amounts, sums, charges, liabilities and obligations which Tenant assumes or agrees to pay or may become liable for under this Lease at any time and from time to time are sometimes collectively referred to as “Rent”; and, in the event of any failure on the part of Tenant to pay any portion of the Rent, every fine, penalty, interest and cost which may be added for nonpayment or late payment of such items, including, without limitation, all amounts for which Tenant is or may become liable to indemnify Landlord and the Landlord Indemnified Parties under this Lease (including reasonable attorneys’ fees and court costs) shall be deemed to be Rent. All Rent is payable in lawful money of the United States of America and legal tender for the payment of public and private debts without notice, demand, abatement, deduction, or setoff under any circumstances, in accordance with the wire or ACH information as Landlord designates to Tenant in writing from time to time.

C.	Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs and administrative complications not contemplated hereunder, the exact amount and scope of which are presently anticipated to be extremely difficult to ascertain. Accordingly, if any installment of Rent due to Landlord is not paid on the date it is due for any reason, Tenant shall pay Landlord upon demand a late charge equal to the lesser of (i) seven percent (7%) of the delinquent installment of Rent and (ii) the highest amount allowed by applicable Law (each a “Late Charge”); provided, however, that such late charge shall be waived one (1) time per twenty-four (24) month period in the event that Tenant makes payment within three (3) days after the date such payment was due. The parties agree that this Late Charge represents a fair and reasonable estimate of the costs and expenses (including economic losses) that Landlord will incur by reason of late payment by Tenant. The parties further agree that such Late Charge is Rent and not interest and such assessment does not constitute a lender or borrower/creditor relationship between Landlord and Tenant. In addition, any amount of delinquent Rent (including the amount of any Late Charge) due to Landlord shall accrue interest at the Default Rate from the date on which such Rent was due up to the date that such Rent is paid. The payment of such Late Charge or such interest shall not constitute waiver of, nor excuse or cure, any default under this Lease, nor prevent Landlord from exercising any other rights and remedies available to Landlord. Without limitation of the foregoing, Tenant shall be responsible for payment of all interest, late charges, and other costs and fees imposed by third parties with respect to late payments of Utilities or other third party charges that are the responsibility of Tenant hereunder.

D.	For any non-scheduled payment of Rent hereunder that is payable by Tenant on demand by Landlord, such shall be due ten (10) days following written demand therefor by Landlord, without abatement, deduction, or setoff under any circumstances.

6. TRUE LEASE

A.	It is the intent of Landlord and Tenant that this Lease establish a “true lease” of all parcels constituting the Property for all purposes under the United States Bankruptcy Code and applicable state law purposes. This Lease is a “true lease” and does not represent a financing statement, financing lease, financing agreement, device or arrangement, security interest, security agreement, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, or other financing or trust arrangement or any other non-lease transaction. Each of the parties (1) waives any claim or defense based upon the characterization of the Lease as anything other than a “true lease”, (2) stipulates and agrees not to challenge, and is estopped from challenging, the validity, enforceability or characterization of the lease of the Property under the Lease as a “true lease,” (3) stipulates and agrees, and is estopped from challenging, that nothing contained in the Lease creates or is intended to create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like and (4) shall support the intent of the parties that the lease of the Property pursuant to this Lease is a “true lease” and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs. The Lease may not be construed in any manner to create any relationship between the parties other than a landlord-tenant relationship. For U.S. federal income tax purposes (and applicable state and local tax purposes), Landlord and Tenant intend to treat this Lease as a loan secured by a mortgage on real property or interests in real property.

7. NET LEASE.

A.	Landlord and Tenant acknowledge and agree that (i) this Lease is, and is intended to be, what is commonly referred to as a “net, net, net” or “triple net” lease, and (ii) the Rent shall be paid absolutely net to Landlord, so that this Lease shall yield to Landlord the full amount or benefit of the installments of Base Rent, Real Estate Taxes and all other Rent throughout the Term with respect to the entire Premises, all as more fully set forth in Section 5. All of the costs, expenses, responsibilities and obligations of every kind and nature whatsoever foreseen and unforeseen relating to the condition, use, operation, management, maintenance, repair, restoration and replacement of the Premises and all improvements and appurtenances related thereto or any part thereof shall be performed and paid by Tenant (including, without limitation, all charges under any reciprocal easement agreements, Tax Increment Financing documents, and the like), and Landlord shall have no responsibility or liability therefor. Tenant covenants to pay Base Rent, Real Estate Taxes and all other Rent hereunder are independent covenants, and Tenant shall have no right to hold back, offset, deduct, credit against or fail to pay in full any such amounts for claimed or actual default or breach by Landlord of whatsoever nature, for force majeure or for any other reason whatsoever. For the avoidance of doubt, Tenant shall not have, and hereby expressly and absolutely waives, relinquishes, and covenants not to assert, accept or take advantage of, any right to deposit or pay with or into any court or other third-party escrow, depository account or tenant account with respect to any disputed Rent, or any Rent pending resolution of any other dispute or controversy with Landlord. Tenant hereby expressly waives any and all defenses it may have at law or in equity to payment of Rent, including, without limitation, based on any theories of frustration of purpose, impossibility, or otherwise.

B.	Landlord is the owner of the Property. In furtherance of the foregoing, Landlord and Tenant intend that:

1.	This Lease is intended to be a “true lease” and an “operating lease” and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease. The business relationship created by this Lease and any related documents is solely that of a long term commercial lease between Landlord and Tenant, and none of the agreements contained herein is intended, or shall be deemed or construed, to create a partnership (de facto or de jure) between Landlord and Tenant, to make them joint venturers, to make Tenant an agent, legal representative, partner, subsidiary or employee of Landlord, or to make Landlord in any way responsible for the debts, obligations or losses of Tenant.

2.	Landlord and Tenant acknowledge and agree that the Term, including any term extensions provided for in this Lease, is less than the remaining economic life of the Premises.

8. REAL ESTATE TAXES.

A.	During the Term, Tenant shall promptly pay, or cause to be paid, on a cash basis when due to the applicable taxing authority one hundred percent (100%) of all Taxes, including: (1) ad valorem, sales, use, Admissions, lodging, rent, gross receipts, and commercial activity taxes (including, without limitation, the Ohio Commercial Activity Tax (CAT)), or similar taxes, including tax increases and re-assessments; (2) statutory service payments, minimum service payments, payments in lieu of taxes and other charges pursuant to any statutory service agreement, TIF declaration, payment-in-lieu-of-taxes agreement or the like; (3) school district compensation payments in lieu of real property taxes; (4) general, special and supplemental assessments, including without limitation assessments to support PACE financing and for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term, and including assessments under Encumbrances; (5) conveyance and transfer taxes; (6) water, sewer and other utility levies and charges; excise tax levies; (7) fees, including license, permit, inspection, authorization and similar fees; and all other governmental and other charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character and any kind and nature whatsoever in respect of the Premises (including, without limitation, any Building and/or Property) and/or the Rent; (8) all interest and penalties related to the foregoing items attributable to any failure in payment of said items by Tenant which at any time prior to, during or in respect of the Term hereof may be assessed, levied, agreed to or imposed on or in respect of or be a lien upon (i) the Premises or any part thereof or any appurtenance thereto, (ii) any Rent reserved or payable hereunder or any other sums payable by Tenant hereunder, (iii) this Lease or the leasehold estate hereby created or the operation, possession, occupancy or use of the Premises or any part thereof, (iv) any occupancy, operation, use or possession of, or sales from or activity conducted on or in connection with the Premises or the leasing or use of the Premises or any part thereof, or (v) any document to which Tenant is a party creating or transferring an interest or estate in the Premises, together with any interest or penalties thereon (the foregoing items, individually and collectively are for purposes of this Lease “Real Estate Taxes”). Tenant shall make such payments directly to the taxing authorities and shall promptly furnish to Landlord copies of official receipts or other satisfactory proof evidencing such direct payments. Tenant’s obligation to pay Real Estate Taxes shall be absolutely fixed upon the date such Real Estate Taxes become a lien upon the Premises or any part thereof, subject to Section 8.C. Tenant shall also be responsible for all Real Estate Taxes which, on the Commencement Date, are a lien upon the Premises or any part thereof.

B.	Tenant shall pay the Real Estate Taxes prior to when due. Tenant shall provide Landlord with reasonable evidence that such Real Estate Taxes have been paid. If Tenant shall default in the payment of any Real Estate Taxes, Landlord shall have the right (but not the obligation) to pay the same together with any penalties and interest, in which event the amount so paid by Landlord shall be paid by Tenant to Landlord upon demand with interest thereon at the Default Rate. Tenant may pay any Real Estate Taxes in installments, if payment may be so made without penalty, fine, premium or interest, except that on the termination of this Lease any Real Estate Taxes which Tenant has elected to pay in installments shall be apportioned between Landlord and Tenant based on the time remaining in the Term. All Real Estate Taxes for the tax year in which this Lease shall terminate shall be apportioned between Landlord and Tenant on a cash basis.

C.	Tenant shall have the right, before delinquency occurs, of protesting, contesting, objecting to or opposing, at Tenant’s sole cost and expense, by appropriate legal proceedings conducted in good faith and with due diligence, the legality or amount of any such Real Estate Taxes, assessments or assessed valuations in its own or in Landlord’s name as the case may be, and upon Tenant’s written request, Landlord will, at no cost or expense to Landlord, reasonably cooperate with Tenant; provided, however, that (i) in the case of any unpaid Real Estate Taxes, lien, attachment, levy, encumbrance, charge or claim pursuant to any Law, the commencement and continuation of such proceedings shall suspend the collection or enforcement thereof from or against Landlord and the Premises, which suspension may be caused by the payment by Tenant of a bond or some other form of security for payment; (ii) neither the Premises, the Rent therefrom nor any part or interest in either thereof would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings solely based on the outcome of the proceeding and not if Tenant has the right to make a curative payment following the outcome of the proceeding to avoid any of the foregoing consequences; (iii) in the case of any requirement of Law, neither Landlord nor Tenant would be in any danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (iv) the insurance coverage required by Section 16 shall be maintained; (v) Tenant shall keep Landlord reasonably informed as to the status of and with copies of all documents in the proceedings, upon request by Landlord; (vi) if such contest shall be finally resolved against Landlord or Tenant, Tenant shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable requirement of law or insurance requirements of Section 16, and (vii) Tenant shall fund without reimbursement from Landlord any bond, deposit or such other security required by a taxing authority, Landlord Mortgagee, or other party in connection with any protest or contest contemplated by this Section 8. Landlord shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, provided Tenant shall reimburse Landlord for its actual out-of-pocket costs associated with such execution, and, if reasonably requested by Tenant, Landlord shall join as a party therein (and at no cost or expense to Landlord). The provisions of this Section 8.C shall not be construed to permit Tenant to contest the payment of Rent or any other amount payable by Tenant to Landlord hereunder. Without limiting any other provision of this Lease, Tenant shall indemnify, defend, protect and save harmless Landlord and all Landlord Indemnified Parties and the Premises from and against any and all liability, costs, fees, damages, expenses, penalties, fines and charges of any kind (including reasonable attorneys’ fees, including those incurred in the enforcement of this indemnity) that may be imposed upon Landlord or the Premises or any portion thereof in connection with any such contest and any loss resulting therefrom. Any refund due from any taxing authority in respect of any Real Estate Taxes paid by or on behalf of Tenant shall be paid over to or retained by Tenant.

D.	Tenant will indemnify Landlord and/or any Landlord Indemnified Parties, on an after-tax basis, against any fees or taxes, including, but not limited to, Real Estate Taxes and any fees or taxes directly attributable to the Premises on a site level basis, including, without limitation, the Ohio Commercial Activity Tax (CAT) (“Taxes”) imposed by the United States or any taxing jurisdiction or authority of or in the United States or any state in connection with this Lease, Landlord’s ownership of the Property and/or Tenant’s use of the Premises.

E.	Landlord and Tenant shall, upon request of the other, promptly provide such data as is maintained by the party to whom the request is made with respect to the Premises as may be necessary to prepare any required tax returns and reports required by a governmental authority.

9. PERSONAL PROPERTY TAXES.

Tenant shall be liable for and shall promptly pay when due all personal property taxes related to Personal Property and Tenant’s Personal Property placed in the Premises. Tenant may, without Landlord’s consent, before delinquency occurs, contest any such taxes related to the Personal Property.

10. OPERATING EXPENSES.

A.	Utilities. During the Term, Tenant agrees to pay all fees, costs, expenses and charges for electricity, power, gas, oil, water, sanitary and storm sewer, septic system refuse collection, landscaping, telephone, internet, trash removal, security, and other utilities and services consumed, rendered or used on or about the Premises (or any portion thereof) and such utility franchises as may be appurtenant to the use of the Premises (or any portion thereof) (collectively, “Utility Charges”). Landlord acknowledges and agrees that Tenant may enter into contracts for any of the foregoing services or the like without Landlord’s prior consent during the Term; provided, that any such contract shall be terminable by Tenant (or Landlord following termination of this Lease in accordance with its terms) at or prior to the expiration or sooner termination of the Lease. Any resulting termination premium, fee or penalty shall be the sole responsibility of Tenant.

B.	Third Party Management. Tenant shall have the right to manage and operate the Premises (or any portion thereof) utilizing third parties for the management and operation thereof, without obtaining Landlord’s prior written consent of such third party; provided, that any such contract shall be terminable by Tenant (or Landlord following termination of this Lease in accordance with its terms) at or prior to the expiration or sooner termination of the Lease or upon no more than thirty (30) days’ prior notice to the third- party manager. Any resulting termination premium, fee or penalty shall be the sole responsibility of Tenant. Notwithstanding the appointment of any third-party manager, Tenant shall remain fully responsible for the Premises in accordance with the terms hereof.

11. TENANT’S REPAIR AND MAINTENANCE RESPONSIBILITIES.

A.	Throughout the Term, Tenant, at its sole cost and expense and subject to Tenant’s right to make Alterations in accordance with this Lease, will keep the Premises in good condition and repair and in no event in less good condition as generally exists throughout the remainder of the HOFV Complex and in accordance with the terms of this Lease (reasonable wear and tear, damage from fire or other casualty excepted), whether or not the need for such repairs occurs as a result of Tenant’s use, the elements, or the age of the applicable Building, the applicable Property or Tenant’s Personal Property, or otherwise, and will commit or allow no physical waste with respect thereto, and with reasonable promptness, will make all necessary and appropriate repairs and replacements thereto of every kind and nature, including without limitation those necessary to ensure continuing compliance with all Laws and insurance requirements, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen. Tenant’s maintenance, repair and replacement obligations shall extend to and include, without limitation, all systems serving the Premises and, subject to any Permitted Encumbrances, any Parking Areas and landscaping on the Property. The necessity for and adequacy of repairs to any Building or other improvements forming a part of the Premises shall be measured by the standard which is appropriate for and equivalent in quality to such Building’s Comparable Buildings. Tenant’s obligations under this Section 11 shall, without limitation, include the maintenance, repair and replacement (a) at all times, of any and all building systems, machinery and equipment which exclusively serve the Premises, and (b) the bearing walls, floors, foundations, roofs and all structural elements of the Premises. Tenant will not take or omit to take any action the taking or omission of which would reasonably be expected to (i) create (or permit to continue) any dangerous condition, or (ii) create (or permit to continue) any condition which might reasonably be expected to involve any loss, damage or injury to any person or property. All repairs and replacements shall be in quality and class at least equal to the original work and shall be made promptly as and when necessary. Any repairs and replacements called for as a result of fire and/or other casualty and condemnation shall be made pursuant to the provisions of Sections 19 and 20 hereof, respectively. In connection with the foregoing, Tenant’s obligations shall include without limitation with respect to the Premises, to the extent applicable:

1.	Maintaining, repairing, and replacing, as necessary, the roof of the Buildings on the Property;

2.	Maintaining and repairing the bearing walls, floors, foundations, and all structural elements of the Buildings on the Property;

3.	Maintaining (including periodic window washing and periodic painting) and repairing the facade and exterior walls of the Buildings on the Property;

4.	Repairing and replacing, as necessary, the doors (including, without limitation, any overhead doors) and windows of the Buildings on the Property, and the mechanisms therefor;

5.	Causing the regular removal of garbage and refuse from the Premises;

6.	Causing the regular spraying for and control of insect, rodent, animal and pest infestation, and maintaining in good working order and condition all doors (both swinging and roll-up doors), including, without limitation, all weather seals;

7.	Servicing, maintaining, repairing and replacing all systems and equipment serving the Premises, including, without limitation, heating, ventilation, and air-conditioning equipment, and generators;

8.	Regular sweeping, cleaning and removal of trash, debris, other materials and stains from the Premises and from the immediately adjacent sidewalks, service drives and loading or delivery areas, if any, of such Premises, as necessary to keep the same clean and in good order and condition;

9.	Regular sweeping, cleaning and washing of the interior of the Buildings, including, without limitation, floors, windows and fixtures, and periodic washing and painting of interior walls;

10.	Repairing broken, damaged or leaking walls, bathrooms, ceilings, or fixtures and equipment in the interior of the Buildings, including, without limitation, plate glass windows, windows, floors and lighting fixtures; and

11.	Irrigating and performing all gardening and landscaping of all lawns, trees, shrubs and plantings comprising part of the Premises.

B.	Landlord shall not be required to furnish any services or facilities or make any repairs or alterations in or to the Premises, and Landlord shall not under any circumstances be required to (i) build or rebuild any improvements on the Premises; (ii) make any repairs, replacements, alterations, restorations or renewals of any nature to the Premises, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto; or (iii) maintain the Premises (including any parking or common areas which comprise part of the Premises) in any way. Tenant hereby expressly and unconditionally waives, to the fullest extent now or hereafter permitted by Law, the right to make repairs or perform any maintenance at the expense of Landlord which right may be provided for in any Law in effect at the time of the execution and delivery of this Lease or which may hereafter be enacted. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises. However, on default of Tenant beyond the expiration of any applicable notice and cure periods in making such repairs or replacements, Landlord may, but shall not be required to, make such repairs and replacements for Tenant’s account and the expense thereof shall be paid by Tenant to Landlord upon demand with interest at the Default Rate.

C.	Except as expressly set forth herein, nothing contained in this Lease and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition or maintenance of or to the Premises or any part thereof or any improvements thereto; or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof.

12. COMPLIANCE WITH LAWS.

Tenant shall, at its sole cost and expense, use and maintain the Premises in compliance with all Laws, and Tenant shall, at its sole cost and expense, comply with all Laws applicable to or having jurisdiction over the use, occupancy, operation, and maintenance of the Premises, including without limitation, all Environmental Laws, the ADA and other access laws and those which require the making of any structural, unforeseen or extraordinary changes and including those which involve a change of policy on the part of the governmental body enacting the same. Tenant shall, at its sole cost and expense, comply with all Encumbrances affecting the Premises or any portion thereof (other than Landlord’s obligations to pay debt service to any Landlord Mortgagee under any Landlord Mortgage and any Encumbrances caused by Landlord without Tenant’s consent (not to be unreasonably withheld) that would not otherwise be payable by Tenant hereunder). Tenant, at its sole expense, shall comply with the requirements of policies of special form insurance coverage at any time in force with respect to the Premises as required pursuant to Section 16 hereof and with the provisions of all contracts, agreements and restrictions affecting the Premises or any part thereof in effect as of the date hereof or the ownership, occupancy or use thereof. Without diminishing the obligations of Tenant, if Tenant shall at any time fail to comply as promptly as reasonably practicable with any Law applicable to the Premises, or the use and occupation thereof, Landlord may cause the Premises to so comply and the reasonable costs and expenses of Landlord in such compliance shall be paid by Tenant to Landlord upon demand with interest thereon at the Default Rate.

13. SURRENDER OF PREMISES.

Upon the expiration of this Lease pursuant to its terms (or, in the event of a termination of this Lease on a date other than the scheduled Expiration Date of this Lease, as promptly as commercially practicable thereafter (but in any event within ten (10) days thereafter)), Tenant shall surrender to Landlord the Premises, including all Alterations constructed by Tenant therein that Landlord has not requested that Tenant remove in accordance with Section 14 below, with all fixtures appurtenant thereto (but not including furnishings, trade fixtures, furniture, computers, telephone systems, machinery, equipment and other Personal Property installed or placed on the Premises by Tenant or any tenant or subtenant of Tenant, all of the foregoing used in or related to Tenant’s business, but not for the operation of the Buildings or the Premises (collectively, “Tenant’s Personal Property”)), free and clear of any occupants or tenancies (including subtenancies) (other than subtenants under subleases as in effect on the date hereof or entered into in accordance herewith) and in compliance with Laws (including, without limitation, Environmental Laws) and in as good (or better) condition and repair as exists upon the final completion of the Construction Work in accordance with the terms of this Lease, reasonable wear and tear and damage from fire or other casualty excepted, and any new buildings, alterations, improvements, replacements or additions constructed by Tenant and remaining at the Premises, in the same or better condition as when completed, reasonable wear and tear and damage from fire or other casualty excepted. Without limitation to the foregoing, at Landlord’s request, if Landlord has reasonable grounds to believe that a violation of Environmental Laws or a Release or threatened Release of Hazardous Materials has occurred at or affecting the Premises, Tenant shall commission and provide to Landlord, or Landlord may commission, in each event, at Tenant’s sole cost and expense, a Phase I site assessment or compliance review, and, if warranted based on the findings of such assessment or review, a Phase II site assessment of the Premises, each of the foregoing at Tenant’s sole cost and expense, for purposes of confirming the environmental condition of the Premises and Tenant’s compliance with the terms of the Lease with respect to environmental matters. Any of Tenant’s Personal Property installed or placed on the Premises by Tenant or any subtenant or assignee of Tenant, if not removed within ten (10) days after termination or expiration of this Lease shall be deemed abandoned and become the property of Landlord without any payment or offset therefor if Landlord so elects. If Landlord shall not so elect, Landlord may remove such property from the Premises and have it stored at Tenant’s risk and expense. Tenant shall repair and restore and save Landlord harmless from all damage to the Premises caused by such removal by Landlord.

14. ALTERATIONS.

A.	So long as no Event of Default has occurred and is continuing, Tenant shall be permitted to make any alterations, renovations, additions or improvements to the Premises or any portion thereof (including the construction of new buildings or improvements), or to demolish, remove, reconfigure, or rebuild (in the same or another location on the Property) any of the existing Buildings or other improvements located on the Property (provided that buildings or improvements replacing the demolished or removed Buildings or improvements are of similar or better construction than what is being replaced or removed) as Tenant may reasonably determine from time-to-time (“Alterations”) without requiring the consent of Landlord, provided, however, that Tenant shall provide Landlord with prior written notice accompanied with (1) full and complete drawings and Plans for the proposed Tenant’s Work prepared by the Architect or engineer; and (2) notice of whether the Tenant’s Work will involve or affect Hazardous Materials. Notwithstanding the foregoing, Tenant may not make any Alterations that diminish the value of the Property. For any Alterations that require Landlord’s consent, Tenant shall reimburse Landlord upon demand for any reasonable out-of-pocket costs, including, without limitation, attorney’s fees and engineering advisor’s fees, related to Landlord’s review of any Tenant’s Work requested by Tenant.

B.	All Tenant’s Work shall be constructed by Tenant, without expense to Landlord, in a good, professional and workmanlike manner so as not to void or make voidable any roof or other warranties, employing materials of good quality, free of material defects, and in compliance with all Laws, all applicable Encumbrances, and all regulations and orders, rules and regulations of the Board of Fire Insurance Underwriters or any other body exercising similar functions, and in compliance with the terms and conditions of this Lease. Tenant shall, at all times, keep or cause to be kept the Premises and the surrounding area free from accumulations of waste materials and/or rubbish caused by it or its contractors’ employees or workers. Tenant and/or its contractors shall provide dumpsters and maintenance of said dumpsters during the construction period in a secure, neat and orderly condition and shall remove and empty the same on a regular basis to avoid unsightly, obstructive or hazardous accumulations or conditions.

C.	Prior to the commencement of construction of any Tenant’s Work costing more than $1,000,000, Tenant shall deliver to Landlord certificates evidencing the existence of (a) statutory workmen’s compensation insurance with coverage limits not less than statutory limits covering all persons employed for such work. If location is located within a monopolistic worker’s compensation state, worker’s compensation coverage must be maintained by the State Worker’s Compensation Fund with an endorsement for Stop-Gap Employer’s Liability. All worker’s compensation policies will include a waiver of subrogation in favor of the Landlord, its designees and Tenant; (b) commercial general liability insurance with minimum limits of $1,000,000 per occurrence and $2,000,000 general aggregate, for ongoing and completed operations insuring against bodily injury and property damage and naming Landlord, its designees and Tenant as additional insured parties, (c) umbrella or excess liability with minimum limits of $5,000,000 each occurrence and general aggregate naming Landlord, its designees and Tenant as additional insured parties and (d) all-risk property coverage, either under its own property policy or a separate builder’s risk policy for full replacement value of such Alterations on a completed value form including permission to occupy, covering all physical loss or damages in an amount in an amount no less than the full replacement value of the Tenant’s Work in question.

D.	Promptly upon the completion of construction of any Alteration costing more than $1,000,000 and that is permanently affixed to the Premises and alters the existing footprint or elevation of a Building (and, in all events, promptly after the completion of the water park to be constructed by Tenant at the Property), Tenant shall deliver to Landlord one complete set of “as built” drawings thereof (and if the Tenant’s Work involves any change to the footprint of the applicable Building or the erection of a new building, an ALTA survey for the Premises certified to Landlord and any Landlord Mortgagee (to the extent obtained by Tenant)). Not later than ninety (90) days after the Final Completion of the applicable Tenant’s Work (and, in all events, promptly after the completion of the water park to be constructed by Tenant at the Property), Tenant shall deliver or cause to be delivered to Landlord (with a copy to Landlord’s consultant) each of the following (1) a certificate addressed to Landlord, signed by a duly authorized officer of Tenant and the applicable Architect or General Contractor (but only if such General Contractor is a design-builder for the applicable Tenant’s Work), stating that the Tenant’s Work (and any equipment therein) including all “punch list” items have been completed and installed in accordance with the applicable Plans therefor; (2) a complete release of liens for the Premises signed by the General Contractor and all subcontractors of the Tenant’s Work and Tenant shall, if a release is not obtainable, in lieu of such release cause such lien to be removed of record by bond or otherwise so that such lienor has no recourse for recovery from or collection out of the Premises; (3) evidence of receipt of a certificate of occupancy, if available, or comparable instruments, by all governmental authorities whose approval is required of the applicable completed Tenant’s Work for the occupancy thereof and the intended uses thereof; (4) if applicable, a volume containing all warranties and indemnities from the applicable General Contractor or manufacturer for the applicable Tenant’s Work or equipment therein (excepting therefrom any of Tenant’s Personal Property), each of which shall be enforceable by Landlord and all in customary form for the jurisdiction in which the Premises is situated; and (5) a title commitment dated no earlier than the date that is thirty (30) days after Final Completion and which title commitment shall not disclose any mechanics’ liens affecting the Property, except that with respect to any bona fide dispute with the applicable General Contractor or any such subcontractor that has resulted in a lien, Tenant shall, if a release is not obtainable, in lieu of such release cause such lien to be removed of record by bond or otherwise so that such lienor has no recourse for recovery from or collection out of the Premises.

E.	Tenant hereby agrees to indemnify, save harmless, pay, protect and defend Landlord from and against any and all liabilities, losses, damages, penalties, costs, expenses (including Landlord’s reasonable counsel fees and costs of suit), causes of action, suits, claims, demands or judgments of any nature whatsoever under this Lease or Landlord’s ownership of the Premises arising from or in connection with (a) any General Construction Contract, if any, and any and all construction contracts or architect’s agreement or resulting from the failure of Tenant to discharge Tenant’s obligations thereunder or resulting from the failure of Tenant to perform its obligations under this Lease with respect to any instance of any Tenant’s Work, and (b) construction and completion of any Tenant’s Work, whether by reason of any act or omission of Tenant, the General Contractor, Architect or by any other contractor, subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable.

F.	All Tenant’s Work, whether temporary or permanent in character, made in or upon the Premises by Tenant (or its subtenants) shall be Tenant’s (or its subtenants’) property during the term of this Lease and will automatically become the property of Landlord upon expiration or termination of this Lease; provided, however, that Tenant shall promptly deliver any and all conveyance instruments necessary by applicable law or reasonably requested by Landlord to further effect the same.

G.	Notwithstanding anything to the contrary herein, Tenant shall achieve Substantial Completion (as hereinafter defined) of the construction of the water park buildings, improvements, and related appurtenances (the “New Improvements”) in accordance with plans and specifications and a budget that is reasonably acceptable to Landlord (the “Water Park Construction Documents”) on or before December 31, 2023, and Tenant shall thereafter fully complete such construction as soon as possible using all commercially reasonable efforts. “Substantial Completion” shall mean the point in time when the progress of the construction of the New Improvements is sufficiently complete and functional in accordance with the Water Park Construction Documents such that the Property (as improved with such New Improvements) is ready to be utilized for its intended purpose, and Tenant has received (i) a certificate of occupancy or a temporary certificate of occupancy or other approval from governmental authorities responsible for permitting occupancy, and (ii) a standard AIA certificate issued by the Architect of the New Improvements for the benefit of Landlord and Tenant. Tenant shall keep Landlord reasonably apprised of the preparation of the Water Park Construction Documents and, upon finalization thereof, shall submit the same to Landlord for Landlord’s reasonable approval.

15. ENTRY BY LANDLORD.

Landlord or Landlord’s Representatives shall have the right to enter, from time to time and upon not less than twenty-four (24) hours’ prior notice, the Premises or any portion thereof during normal business hours (or at such other times as approved by Tenant in advance, which approval shall not be unreasonably withheld or delayed, or as may be reasonably necessary in emergency situations) to (i) inspect the Premises, (ii) exercise its rights and/or obligations under this Lease, or (iii) show the Premises to prospective purchasers, lenders or prospective tenants (but, solely with respect to the Buildings, only during the last two (2) years of the Term with respect to prospective tenants); and Tenant shall not be entitled to any abatement or reduction of Base Rent by reason thereof, nor shall such entry or action by Landlord constitute an actual or constructive eviction or repossession, without Landlord’s express intention to do so as expressed in writing. No such entry shall be deemed an eviction of Tenant. At any time during which Landlord or Landlord’s Representatives are on the Premises, they shall use commercially reasonable efforts to not unreasonably interrupt or interfere with Tenant’s or any subtenant’s use of the Premises and shall not cause any damage or injury to persons or property on the Premises or violate the reasonable terms of any sublease of which Landlord is made aware.

16. TENANT’S INSURANCE OBLIGATIONS.

A.	During the Term, Tenant shall provide and maintain property insurance on the Building and other improvements on the Premises on an all-risk basis against physical loss or damage by fire and all other risks and perils, including but not limited to, flood, earthquake, and windstorm, in amounts no less than the full replacement cost, excluding excavations, footings and foundations, and with a deductible no greater than One Hundred Thousand and No/100 Dollars ($100,000), which deductible amount shall be subject to increase from time-to-time to reflect the usual and customary deductible amount for similar entertainment properties in the Midwest United States. Such insurance shall be on terms (i) that have an agreed amount endorsement or with no co-insurance provisions; and (ii) with no exclusions for vandalism, malicious mischief, sprinkler leakage or terrorism. Boiler and Machinery Coverage shall be procured either by endorsement to the property policy or under a separate placement in an amount no less than one hundred percent (100%) of the replacement cost or as otherwise approved in writing by Landlord. The property insurance required hereunder shall (a) cover loss sustained when access to all or a portion of a Building is prevented due to an insured peril at a location in the vicinity of the Premises; (b) cover loss sustained due to the action of a public authority preventing access to a Building provided such order is the direct result of physical damage of the type insured against at such Building or within 1,000 feet of it; (c) insure loss caused by damage or mechanical breakdown; (d) provide an ordinance or law extension with the undamaged portion of the building included up to the building limit and at least a limit equal to 20% of the building limit for demolition and increased cost of construction; (e) cover loss sustained due to the accidental interruption or failure of supplies of electricity, gas, sewers, water or telecommunication up to the terminal point of the utility supplier with the Premises; and (f) contain an endorsement providing coverage for cleanup of sudden and accidental pollution releases, with a sub-limit of at least One Hundred Thousand and No/100 Dollars ($100,000). In addition to the foregoing coverages on each Building and other improvements upon the Premises, Tenant shall maintain property insurance covering Tenant’s machinery, equipment, furniture, fixtures, and all other Tenant’s Personal Property at a limit of liability determined by Tenant in its sole discretion. During the period of any restoration and repair of the Premises or any portion thereof, Tenant shall maintain an “all-risk” property policy or an “all-risk” Builder’s Risk policy on a completed value basis for the full replacement cost of the property being repaired and restored, if and when there is a structural restoration and/or major repair required at any Building. To the extent any portion of the Premises is located within a Special Flood Hazard Area, Tenant shall maintain NFIP flood insurance for the Premises.

B.	During the Term, Tenant shall also provide and maintain the following insurance at the terms and in the limits specified below for the Premises:

1.	Commercial General Liability Insurance against claims for third party Bodily Injury, Personal/Advertising Injury, Property Damage, and Products/Completed Operations Liability. Such insurance shall be written on an occurrence basis and such coverage shall include, but not be limited to, assumed contractual liability for the performance by Tenant of the indemnity agreements set forth in this Lease to which this insurance applies, and separation of insureds. Limits shall be no less than One Million and No/100 Dollars ($1,000,000) per occurrence and Two Million and No/100 Dollars ($2,000,000) general aggregate with no retention or self-insurance provision unless otherwise agreed to in writing in advance by the Landlord. Tenant shall cause Landlord and its lenders or other designees to be named as additional insureds under such insurance.

2.	Workers Compensation and Employer’s Liability Insurance insuring against and satisfying Tenant’s obligations and liabilities under the workers compensation laws of the jurisdiction in which the Premises are located, with Employers Liability minimum limits per insured of One Million and No/100 Dollars ($1,000,000) Bodily Injury each accident; One Million and No/100 Dollars ($1,000,000) Bodily Injury by disease, each employee; and One Million and No/100 Dollars ($1,000,000) Bodily Injury by disease policy limit. Policies shall include Voluntary Coverage. The tenant’s worker’s compensation policy shall include a waiver of subrogation in favor of the Landlord and its lenders or other designees.

3.	Automobile Liability Insurance for liability arising out of claims for bodily injury and property damage arising from owned (if any), leased (if any), non-owned and hired vehicles used in the performance of the business upon the Premises, with a combined single limit of One Million and No/100 Dollars ($1,000,000) combined single limit per accident for bodily injury and property damage and containing appropriate no-fault insurance provisions wherever applicable.

4.	Umbrella or Excess Liability Insurance written on an occurrence basis and covering claims in excess of the underlying insurance described in the foregoing subsections (1), (2) and (3) above, with (i) before the construction of the water park at the property is substantially completed, a Twenty Five Million and No/100 Dollars ($25,000,000) minimum limit per occurrence, (b) after the construction of the water park at the Property is substantially completed, a Fifty Million and No/100 Dollars ($50,000,000) minimum limit per occurrence. Such insurance shall contain a provision that it will drop down as primary and noncontributory insurance in the event that the underlying insurance policy aggregate is exhausted.

5.	As and to the extent Tenant engages in:

(i)  the sale of alcoholic beverages upon the Premises, liquor liability insurance with a minimum limit of One Million and No/100 Dollars ($1,000,000), with Landlord and its lenders or other designees endorsed as an additional insured; and/or

(ii)  the sale or use of gasoline or other petroleum products upon the Premises, Tenant shall procure pollution legal liability insurance covering each location with a retroactive date corresponding to the first occupation by Tenant and an extended reporting period of not less than three (3) years, with a minimum limit of One Million and No/100 Dollars ($1,000,000) with a deductible not greater than Twenty-five Thousand and No/100 Dollars ($25,000) for each incident which coverage shall be primary and non-contributory and should also include coverage for any underground storage tanks located on the Premises.

6.	Business interruption insurance insuring that the Base Rent will be paid to Landlord for a minimum of twenty-four (24) months if the Premises is destroyed or rendered untenantable by any cause insured against (it being understood that the existence of such insurance does not reduce Tenant’s obligation to pay Base Rent without diminution). Business Income policy will be endorsed to include Landlord as a Loss Payee.

C.	The required limits and coverages of all insurance set forth in Sections 16.A and 16.B above (including all deducible amounts) shall be reasonably adjusted by Landlord from time to time (but not more frequently than once every five (5) years) in conformity with the then prevailing custom of insuring liability in Comparable Buildings.

D.	Tenant shall also cause all such property policies to permit Tenant’s waiver of claims against Landlord under Section 18 for matters covered thereby. Tenant shall cause Landlord, and Landlord’s designees and lenders to be named as an Additional Insured, as their interests may appear, under all property insurance policies and shall cause the coverage to continue for Landlord’s benefit notwithstanding any act or omission on Tenant’s part. By this Section 16, Tenant intends that the risk of loss or damage to the Premises and all property thereon, including Personal Property and Tenant’s Personal Property described above, be borne by responsible property insurance carriers and Tenant hereby agrees to look solely to, and to seek recovery only from, its respective property insurance carriers, in the event of a loss of a type described above to the extent that such coverage is agreed to be provided hereunder. For this purpose, any applicable deductible shall be treated as though it were recoverable under such policies.

E.	All insurance required to be maintained by Tenant pursuant to Section 16.A and 16.B must be maintained with insurers authorized to do business in the jurisdiction in which the Premises is located and which have an A.M. Best Company Rating of at least A/VIII or Standard and Poor’s Rating of at least A. Tenant shall provide to Landlord, and at each renewal of expiring policies, such certificates as may be reasonably required to establish that the insurance coverage required by this Section 16 is in effect from time to time and that, to the extent commercially available, the insurer(s) have agreed to give Landlord and Landlord Mortgagees at least thirty (30) days’ notice prior to any non-renewal or cancellation of, or material modification to, the required coverages. Landlord and Tenant shall cooperate with each other in the collection of any insurance proceeds which may be payable in the event of any loss, including the execution and delivery of any proof of loss or other actions required to effect recovery. Tenant shall cause all liability and property policies maintained by Tenant to be written as primary policies, not contributing with and not supplemental or excess to any coverage that Landlord or Landlord Mortgagee may carry.

F.	If Tenant fails to obtain the insurance coverage, as set forth in this Section 16 and does not cure its failure within five (5) days after written notice from Landlord, Landlord may, at its option, obtain such insurance for Tenant, and Tenant shall, upon demand, pay, as additional Rent, the cost thereof.

G.	All policies of insurance required to be maintained pursuant to this Lease shall be endorsed, if commercially available, so that if at any time should they be not renewed, canceled, coverage be reduced (by any party including the insured) which affects the interests of the Landlord or Landlord Mortgagee, such non-renewal cancellation or reduction shall not be effective as to Landlord and Landlord Mortgagee for thirty (30) days, except for non-payment of premium which shall be for ten (10) days after receipt by Landlord of written notice from such insurer of such cancellation or reduction. In addition to the foregoing, all policies of insurance required to be maintained pursuant to this Lease shall contain terms in accordance with Tenant’s normal business practice and reasonably acceptable to Landlord and shall (i) contain a separation of insureds clause; (ii) name Landlord, Landlord Mortgagees, any ground lessor of the Premises and other entities as mortgagee, additional insureds and/or loss payees, as required by contract; and (iii) be endorsed to waive any rights of subrogation against Landlord, its lenders, and their respective officers, directors, employees, agents, partners, and assigns. All policies of insurance required to be maintained pursuant to this Lease (other than in respect to automobile liability or workers compensation insurance) shall insure the interests of Landlord and Tenant regardless of any breach or violation by Tenant or any other party of warranties, declarations or conditions contained in such policies, any action or inaction of Tenant or others.

H.	Prior to the Commencement Date, and at least ten (10) days prior to each policy anniversary, Tenant shall furnish Landlord with certificates of insurance or binders, in a form reasonably acceptable to Landlord, evidencing all of the insurance required by the provisions of this Lease for the benefit of Landlord and required to be in force by the provisions of this Lease. Such certificates of insurance/binders shall be executed by each insurer in the case of the property policies, and in the case of liability policies, by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certificates of insurance/binders shall identify underwriters, the type of insurance, the insurance limits and deductibles and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Lease.

17. OFAC.

A.	Tenant has taken all reasonable measures, in accordance with all applicable Anti-Money Laundering Laws, with respect to each holder of a direct or indirect ownership interest in the Tenant, to assure that funds invested by such holders in the Tenant are derived from legal sources; provided, however, none of the foregoing shall apply to any person to the extent that such person’s interest in Tenant is in or through an entity whose stock or shares are listed and traded on any recognized stock exchange located in the United States (a “U.S. Publicly-Traded Entity”).

B.	Tenant hereby represents and warrants that neither Tenant, nor, to the actual knowledge of Tenant, any persons or entities holding any legal or beneficial ownership interest (direct or indirect) whatsoever in Tenant (1) has been designated by the President of the United States or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons” (collectively, “Prohibited Persons”), (2) is under investigation by any governmental authority for, or has been charged with, or convicted of, any violation of any Anti-Money Laundering Laws, or drug trafficking, terrorist-related activities or other money laundering predicated crimes or a violation of the BSA, (3) has been assessed civil penalties under these or related laws, or (4) has had any of its funds seized or forfeited in an action under these or related laws; provided, however, none of the foregoing shall apply to any person to the extent that such person’s interest is in or through a U.S. Publicly-Traded Entity.

C.	Tenant has taken reasonable steps, consistent with industry practice for comparable organizations and in any event as required by Law, to ensure that Tenant is and shall be in compliance with all (1) Anti-Money Laundering Laws and (2) OFAC Laws and Regulations. Tenant will not during the Term knowingly engage in any transactions or dealings, or knowingly be otherwise associated, with any Prohibited Persons in connection with the use or occupancy of the Premises.

D.	A breach of the representations contained in this Section 17 by Tenant, which remains uncured 20 days after Tenant obtains knowledge that such representations have been breached, as a result of which Landlord suffers actual damages shall constitute an immediate Event of Default and shall entitle Landlord to any and all remedies available hereunder, or at law or in equity.

18. WAIVER OF SUBROGATION.

Notwithstanding anything to the contrary set forth in this Lease, to the fullest extent permitted by Law, neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to the property of the releasing party to the extent the loss or damage is covered by property insurance carried or required by this Lease to be carried by the releasing party EVEN THOUGH SUCH LOSS MIGHT HAVE BEEN OCCASIONED BY THE NEGLIGENCE OR WILLFUL ACTS OR OMISSIONS OF LANDLORD OR TENANT OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS OR INVITEES. Landlord and Tenant shall give each insurance company which issues policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible or self-insured retention applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible or self-insured retention relates. Each party shall pay any additional expense, if any, for obtaining such waiver.

19. DESTRUCTION OF OR DAMAGE TO PREMISES.

A.	If the Premises or any portion thereof is damaged by fire or other casualty, whether or not from a risk covered by insurance, Tenant shall give Landlord prompt written notice thereof and Rent shall continue unabated notwithstanding any casualty. Tenant waives any statutory rights of termination or rent abatement which may arise by reason of any damage or destruction of the Premises or any portion thereof.

B.	In the event of a fire or other casualty, Tenant shall use any insurance proceeds actually received by Tenant from the applicable insurance carriers (or the amount that Tenant would have received had Tenant carried the insurance required hereunder) and any other proceeds necessary (regardless of whether such insurance proceeds are adequate for the restoration) to cause the Premises to be repaired, restored or otherwise improved in accordance with the general terms and conditions of Section 11 and Section 14, and otherwise in accordance with all Law and in a good workmanlike manner, such that the Premises are restored to a condition as nearly as practicable to that which existed immediately prior to the occurrence of such fire or other casualty.

C.	No damage or destruction of the Premises or any portion thereof as a result of fire or any other hazard, risk or casualty whatsoever shall relieve Tenant from Tenant’s liability and obligation to timely pay the full Rent payable under this Lease and Rent shall continue unabated notwithstanding any casualty.

D.	The provisions of this Lease, including this Section 19 constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, and any Law with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises.

20. CONDEMNATION.

A.	If a Condemnation that is not a Total Loss shall occur, Tenant will, without regard to the adequacy of any Condemnation Award for such purpose either (i) restore, repair, replace or rebuild the Buildings or otherwise modify the Buildings in accordance with the general terms and conditions of Section 11 and Section 14, and otherwise in accordance with all Law and in a good workmanlike manner, such that the Premises are restored to a condition as nearly as practicable to that which existed immediately prior to the occurrence of such fire or other casualty or (ii) if any Buildings are required to be removed as a result of such Condemnation, remove the applicable Buildings. If a Condemnation is neither a Total Loss nor a Temporary Condemnation but affects a material portion of the Premises, then Rent shall be abated proportionately to the portion of the Premises taken in connection with such Condemnation; provided, notwithstanding anything herein to the contrary, in such event, Landlord shall be entitled to the entire Condemnation Award awarded to Tenant solely with respect to the Property. In performing its restoration obligations hereunder, Tenant shall be entitled to the entire Condemnation Award awarded to Tenant in connection with Tenant’s claim related to the Leasehold Estate. Landlord shall be entitled to the entire Condemnation Award awarded to Landlord in connection with Landlord’s claim related to the Fee Estate. The full amount of any Condemnation Award received by Tenant shall be paid to Tenant, subject to the terms of any Leasehold Mortgage. Subject to the rights of any Leasehold Mortgagee under any Leasehold Mortgage, Tenant shall, at its sole cost and expense, negotiate and settle the amount of the Condemnation Award with regard to the Leasehold Estate, and Landlord shall, at its sole cost and expense, negotiate and settle the amount of the Condemnation Award with regard to the Fee Estate. If a Temporary Condemnation occurs, the Condemnation Award from such Temporary Condemnation shall belong to Tenant (subject to the rights of Leasehold Mortgagees and this Lease shall not be affected in any way). If at any time during the Term the condemning authority shall not make separate Condemnation Awards to Tenant with respect to the Leasehold Estate and to Landlord with respect to the Fee Estate, Landlord and Tenant agree that the Condemnation Award shall be remitted to Tenant (or, in the event of a Leasehold Mortgage, in accordance with such Leasehold Mortgage) and Landlord, respectively in the same proportion that the diminution in value of Tenant’s interest in the Property resulting from such Condemnation bears to the diminution in value of the Fee Estate resulting from such Condemnation, both as determined in accordance with Exhibit H.

B.	If a Condemnation that is a Total Loss shall occur, which Total Loss is not a Temporary Condemnation, then this Lease shall terminate as of the date the transfer of title to the Land pursuant to such Condemnation. In the event of any such termination, the Rent payable by Tenant hereunder shall be apportioned as of the date of such termination. Notwithstanding any termination of this Lease pursuant to this Section 20, Landlord and Tenant shall be permitted to make separate claims to the condemning authority for the Fee Estate and Leasehold Estate, respectively, and the Condemnation Award shall be paid in respect of such separate claims. If at any time during the Term, the applicable condemning authority cannot or will not make separate awards for the Fee Estate and the Leasehold Estate, then any Condemnation Awards shall be combined into a single award and shall be allocated between Landlord (subject to the rights of Landlord Mortgagees) and Tenant (subject to the rights of Leasehold Mortgagees) pro rata in accordance with the fair market value of the Leasehold Estate that is subject to the Condemnation and the fair market value of the Fee Estate that is subject to the Condemnation. If the preceding sentence is applicable, Tenant and any Leasehold Mortgagee shall have the right to participate in Condemnation proceedings with Landlord and fair market values for purposes of the preceding sentence of this Section 20 will be determined in accordance with Exhibit H. The obligations of Landlord and Tenant to allocate the Condemnation Award shall survive termination of this Lease.

21. INDEMNIFICATION.

A.	Notwithstanding the existence of any insurance required to be provided hereunder (but not in duplication thereof), and without regard to the policy limits of any such insurance, and in addition to and not in limitation of any other indemnity provided in this Lease, Tenant shall protect, indemnify, defend and hold harmless all Landlord Indemnified Parties from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, losses, costs, fees and expenses, including without limitation reasonable counsel fees and court costs, to the maximum extent permitted by Law, imposed upon, asserted against or suffered or incurred by any Indemnified Party directly or indirectly by reason of any claim, suit or judgment obtained or brought by or on behalf of any person or persons against any Landlord Indemnified Party, for damage, loss or expense, which arise out of, are occasioned by, or are in any way attributable to or related to the following: (i) Tenant’s (or its tenants’ or subtenants’) use or occupancy of the Premises; (ii) the conduct of Tenant’s (or its tenants’ or subtenants’) business at the Premises; (iii) any activity, work or thing done or permitted by or on behalf of Tenant or its agents, contractors, tenants or subtenants in or about the Premises; (iv) the condition of the Premises; (v) the Lease or any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease or arising from any act, neglect, fault or omission of Tenant or Tenant’s Representatives; (vi) any and all claims arising under the Development Agreement, the Operations and Maintenance Agreement, the HOF Village REA, and/or the Omnibus Agreement, and/or (vii) the Premises or any accident, injury to or death of any person or damage to any property howsoever caused in or on the Premises, except to the extent that any of the foregoing are directly caused by the gross negligence or willful misconduct of Landlord and/or any Landlord Indemnified Parties. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against any Landlord Indemnified Party (“Landlord Claim”). If at any time a Landlord Indemnified Party shall have received written notice of or shall otherwise be aware of any Landlord Claim which is subject to indemnity under this Section 21.A, such Landlord Indemnified Party shall give reasonably prompt written notice of such Landlord Claim to Tenant; provided, that, except to the extent Tenant is materially prejudiced in its defense of such Landlord Claim, (I) such Landlord Indemnified Party shall have no liability for a failure to give notice of any Landlord Claim, and (II) the failure of such Landlord Indemnified Party to give such a notice to Tenant shall not limit the rights of such Landlord Indemnified Party or the obligations of Tenant with respect to such Landlord Claim. Landlord shall have the right to reasonably control the defense or settlement of any Landlord Claim. Tenant’s liability under this Section 21 shall survive the expiration or earlier termination of this Lease.

B.	Except to the extent prohibited by Law or directly caused by the gross negligence or willful misconduct of Landlord or any Landlord Indemnified Parties, Tenant hereby expressly releases Landlord and Landlord Mortgagee and all other Landlord Indemnified Parties from, and waives all claims for, damage or injury to person, theft, loss of use of or damage to property and loss of business sustained by Tenant and resulting from the Premises, including the Building, Property, Personal Property or Tenant’s Personal Property or any part thereof or any equipment therein or appurtenances thereto becoming in disrepair, or resulting from any damage, accident or event in or about the Premises. Without limiting the generality of the foregoing, this Section 21.B shall apply particularly, but not exclusively, to flooding, damage caused by Building equipment and apparatuses, water, snow, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration, death, loss, conversion, theft, robbery, or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices.

22. ASSIGNMENT AND SUBLETTING.

A.	LANDLORD ASSIGNMENT AND MORTGAGE FINANCING

1.	Landlord has the absolute and unconditional right, without the consent of Tenant, to assign, at any time and from time to time, this Lease to any Person, including any Fee Mortgagee. Tenant shall execute, acknowledge and deliver any documents reasonably requested by Landlord, any such transferee, or Mortgagee relating to such assignment of this Lease by Landlord or the Mortgage financing.

2.	Landlord has the absolute and unconditional right, without Tenant’s consent, to execute and deliver one (1) or more Fee Mortgage(s) at any time and from time to time during the Term, provided that the Fee Mortgage complies with all other applicable requirements of this Section 22. Upon a foreclosure under a Fee Mortgage, this Lease shall continue in full force and effect, subject to the terms and conditions hereof. Tenant shall attorn to the successor holder of the Fee Estate (“Successor Landlord”), provided that such Successor Landlord has assumed in writing all obligations of Landlord under this Lease. Tenant shall not be required to join in any Fee Mortgage or to subordinate this Lease to any Fee Mortgage. If requested by Landlord, Tenant shall deliver a non-disturbance and attornment agreement (“NDA”) to Landlord on the Commencement Date in the form attached hereto as Exhibit F, which NDA shall be effective and binding upon Tenant once executed and delivered by the applicable Landlord Mortgagee. If requested by Landlord, Tenant shall promptly and in no event later than fifteen (15) days after such request from Landlord, execute and deliver to Landlord an NDA with Landlord Mortgagee in form suitable for recording, and in form reasonably acceptable to Tenant, Landlord and Landlord Mortgagee. Each Fee Mortgage shall be subject and subordinate to this Lease and any New Lease, subject to the terms of any NDA. No Fee Mortgagee shall be entitled to any Mortgagee Protections unless and until written notice of the Landlord Mortgage in question has been given to Tenant together with the name and address of such Landlord Mortgagee. No change of address of such Landlord Mortgagee, or assignment of such Landlord Mortgage, shall be effective against Tenant unless and until such Landlord Mortgagee shall have given Tenant written notice of such change or assignment.

3.	Notwithstanding the foregoing or anything to the contrary in this Lease, it is agreed that: (i) any Leasehold Mortgage shall only attach to the Leasehold Estate; (ii) any Landlord Mortgage shall only attach to the Fee Estate (including any reversionary and/or remainder interest in any improvements thereon); (iii) under no circumstances shall any foreclosure event with respect to any Leasehold Mortgage impair any estate or right of Landlord or any Landlord Mortgagee under any Landlord Mortgage or result in any transfer or conveyance of any interest in the Premises other than the Leasehold Estate; and (iv) under no circumstances shall any foreclosure event with respect to any Landlord Mortgage impair any estate or right of Tenant under this Lease or result in any transfer or conveyance of any interest in the Premises other than Landlord’s Fee Estate therein.

B.	Tenant acknowledges that Landlord has relied both on the business experience and creditworthiness of Tenant and Guarantor and upon the particular purposes for which Tenant intends to use the Premises in entering into this Lease. Without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s reasonable discretion: (i) Tenant shall not assign, transfer, convey, sublease (except as provided in Section 22.F), pledge or mortgage (except as otherwise expressly provided herein) this Lease or any interest herein, whether by operation of law or otherwise; (ii) no direct interest in Tenant shall be pledged, encumbered, hypothecated or collaterally assigned as collateral for any obligation of Tenant; (iii) no transfer shall occur which results in Guarantor failing to own at least fifty-one percent (51%) of the direct interests in Tenant; (iv) no other change of Control of Tenant or Guarantor shall occur (each of items (i) through (iv) are hereinafter referred to as a “Transfer”). Notwithstanding the foregoing, a Transfer under clauses (iii) or (iv) above shall be permitted so long as either (x) Guarantor’s obligations under the Guaranty shall continue in full force and effect, (y) the Transfer is one in which IRG Value Fund, LLC, or an affiliate of IRG Value Fund, LLC becomes the owner of at least fifty-one percent (51%) of the direct interests in Tenant and/or HOF Village Newco, LLC (provided, however, that in such instance, such transferee shall comply with and satisfy any and all procedures and requirements necessary for such transfer under any and all agreements relating to the Property, including, without limitation, any development agreements, or necessary so as not to default or cause any termination or cancellation under any such agreements), or (z) Guarantor may be released from its obligations under the Guaranty so long as a replacement guarantor (“Replacement Guarantor”) is provided, which Replacement Guarantor must (i) meet the Net Worth Threshold (as hereinafter defined), (ii) execute and deliver to Landlord a guaranty in form and substance identical (in all non-de minimis respects) to the Guaranty delivered to Landlord on the Effective Date (a “Replacement Guaranty”), and (iii) execute and deliver to Landlord a pledge and security agreement in form and substance identical (in all non-de minimis respects) to the Pledge and Security Agreement delivered to Landlord on the Effective Date (the “Pledge”), together with related documents, certificates, and financing statements as may be reasonably required in connection with such replacement pledge (collectively, “Replacement Pledge Documents”). In addition, no interest in Tenant or Guarantor, or in any individual or person owning directly or indirectly any interest in Tenant or Guarantor, shall be transferred, assigned or conveyed to any individual or person whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations and/or who is in violation of any of the OFAC Laws and Regulations, and any such transfer, assignment or conveyance shall not be effective until the transferee has provided written certification to Tenant or Guarantor (as applicable) and Landlord that (A) the transferee or any person who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of the OFAC Laws and Regulations, and (B) the transferee has taken reasonable measures to assure than any individual or entity who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of the OFAC Laws and Regulations; provided, however, the covenant contained in this sentence shall not apply to any person to the extent that such person’s interest is in or through a U.S. Publicly-Traded Entity. Notwithstanding the foregoing, (A) Landlord acknowledges and approves that CH Capital Lending, LLC currently holds a pledge of membership interests in Guarantor for the benefit of itself and certain Affiliates, and (B) this Section 22.B shall not have the effect of superseding the right of Guarantor to be released pursuant to and in accordance with the terms and provisions of (A) Section 8(c) of the Pledge, and (B) Section 2.D of the Guaranty.

The “Net Worth Threshold” shall mean and refer to a Net Worth (as hereinafter defined) equal to or greater than $150,000,000. As used herein, “Net Worth” means, as of a given date, without duplication: (i) the fair market value of the total assets of such Person (excluding any interest in the Premises, any interest in that certain property commonly known as 400 15th Street SW, Auburn, Washington 98001 and all improvements thereon and appurtenances thereof (the “Auburn Property”), receivables from Affiliates, goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other intangibles), minus (ii) such Person’s total liabilities debt and debt-like equivalents, such as subleases and special assessments, Tourism Development District (“TDD”) bonds, tax increment financing (“TIF”) regimes and any minimum service payments thereunder, PACE loans, and any other Ohio Governmental Financing Programs as of such date (exclusive of any liabilities associated with any assets of such Person excluded pursuant to clause (i) above), as determined in accordance with GAAP. The fair market value with respect to any real property shall mean the value of such real property as determined by the most recent Appraisal (as hereinafter defined) of such real property as of the valuation date set forth therein. Such Person shall provide an Appraisal for each real property not less often than every two years, and at any other time Landlord shall deem an updated Appraisal to be reasonably necessary. For each real property in the process of being developed and which has one or more fully executed leases in place at the time of the Appraisal, the fair market value shall be based upon the completed development with such leases in place (i.e., the stabilized value of the real property, as improved and leased). Notwithstanding the foregoing, neither any value derived from the Premises nor any value derived from the Auburn Property shall be applied towards the calculation of the Net Worth Threshold. For purposes of calculating such Person’s net worth, Landlord shall have the right to obtain updated Appraisals of the property directly or indirectly owned by such Person, at Tenant’s or Guarantor’s sole cost and expense. “Appraisal” means, with respect to any real property, a written valuation of such real property issued by an independent and nationally recognized MAI appraiser duly licensed in the jurisdiction in which such real property is located.

C.	Landlord’s consent to a Transfer shall be subject to the satisfaction of such conditions as Landlord shall determine in its reasonable discretion, including, without limitation, the proposed transferee having satisfactory creditworthiness as determined by Landlord in its reasonable discretion. In addition, any such consent shall be conditioned upon the payment by Tenant to Landlord of all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such consent, including, without limitation, reasonable attorneys’ fees. The provisions of this Section 22 shall apply to every Transfer regardless of whether voluntary or not, or whether or not Landlord has consented to any previous Transfer. No Transfer (including, without limitation, any Transfer permitted by this Lease) shall relieve Tenant of its obligations under this Lease or Guarantor of its obligations under the Guaranty, it being understood that the initial Tenant under this Lease shall always remain liable and responsible for the obligations of the tenant hereunder and the initial Guarantor under the Guaranty shall always remain liable and responsible for the obligations of the guarantor under the Guaranty; provided, however, that upon Landlord’s consent of a Transfer and the assumption by the assignee of Tenant’s obligations hereunder and the execution by a Replacement Guarantor that meets the Net Worth Threshold of a Replacement Guaranty and Replacement Pledge Documents, Tenant and Guarantor shall be relieved of all further obligations hereunder except for those first arising prior to the Transfer or those that specifically survive the termination of the Lease.

D.	Any Transfer shall not relieve Tenant, or any person claiming by, through or under Tenant, of the obligation to obtain the consent of Landlord, pursuant to this Section 22, to any further Transfer. In the event of a sublease, if there exists an Event of Default, Landlord may collect rent from the subtenant without waiving any rights under this Lease while such Event of Default is continuing. Any rent Landlord may collect from any such subtenant will be first applied to the Rent due and payable under this Lease and any other amounts then due and payable and then applied to the Rent as it becomes due and payable under this Lease. The collection of the Rent and any other sums due and payable under this Lease, from a person other than Tenant shall not be a waiver of any of Landlord’s rights under this Section 22.D, an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease. Except as specifically set forth herein, no Transfer shall affect the liability of Guarantor under the Guaranty.

E.	No Transfer shall impose any additional obligations on Landlord under this Lease. Tenant shall reimburse Landlord (and Landlord’s Mortgagee, if applicable) for Landlord’s reasonable costs and expenses (including reasonable attorneys’ fees) incurred in conjunction with the reviewing and processing and documentation of any Transfer requiring Landlord’s consent regardless of whether such Transfer is consummated.

F.	Tenant may, upon at least ten (10) business days’ prior written notice to Landlord (but without the requirement of obtaining Landlord’s consent) sublease Tenant’s interest in this Lease, including any sublease required in connection with any Ohio Government Financing Programs permitted under Section 47 below provided that such sublease is in reasonable and customary form for the Ohio Governmental Financing Program in question. At Tenant’s request, Landlord shall provide a Sublease NDA to Qualified Subtenants who are subleasing a portion of the Premises pursuant to any Qualified Sublease. With respect to any sublease, (a) such sublease, by its terms, must be expressly subordinate to and subject to the terms of this Lease (and all future amendments to this Lease) (except as otherwise provided in any Sublease NDA); (b) the use contemplated under such sublease must not breach the use restrictions herein; (c) such sublease shall not impose any additional obligations on Landlord under this Lease; and (d) except as otherwise provided in any Sublease NDA, Landlord shall have no obligation to recognize any or to agree to not disturb any subtenant or other occupant of Tenant upon any Event of Default of Tenant under this Lease. For the avoidance of doubt, Tenant and Guarantor shall remain fully liable under this Lease for the entire Premises, notwithstanding any such sublease. In the event this Lease is terminated prior to the scheduled Expiration Date, subject to any Sublease NDA, Landlord, may, in its sole discretion (without any obligation to do so), subject to the terms of the applicable sublease, elect to recognize any one or more of the subleases as a direct lease between Landlord and such subtenant and, if Landlord elects not to recognize a subtenant, Landlord shall have no liability under such sublease. Except as otherwise provided in any Sublease NDA or similar agreement entered into by Landlord and any subtenant under a sublease, should Landlord so elect to recognize a sublease as a direct lease between Landlord and such subtenant, neither Landlord nor anyone claiming by, through or under Landlord shall be: (i) liable for any act or omission of any prior landlord under the sublease (including, without limitation, the then landlord under the sublease); (ii) subject to any offsets, claims or defenses which the subtenant may have against any prior landlord (including, without limitation, the then landlord under the sublease); (iii) bound by any payment of rent which the subtenant might have made for more than one month in advance to any prior landlord under the sublease (including, without limitation, the then landlord under the sublease); (iv) bound by any covenant to undertake or complete any construction; (v) bound by any covenant or obligation to repair, restore or rebuild after a casualty or condemnation; (vi) bound by any obligation to make any payment to the subtenant; (vii) bound by any obligation to assign, transfer or sell the leasehold estate or the improvements thereon to the subtenant; or (vii) bound to operate or maintain the Premises for any particular use. So long as no Event of Default has occurred, upon not less than ten (10) Business Days’ request by written notice from Tenant to Landlord, Landlord shall execute and deliver to Tenant and the applicable Qualified Subtenant a Sublease NDA, in recordable form, which written notice from Tenant to Landlord shall be accompanied by such evidence as Landlord may reasonably require that (i) the sublease in question is a Qualified Sublease, (ii) the subtenant in question is a Qualified Subtenant and (iii) written confirmation from each Leasehold Mortgagee that such Leasehold Mortgagee has consented to Landlord’s execution and delivery of such Sublease NDA or that such consent is not required. Tenant shall pay (or cause payment of) all costs and expenses of recording the applicable Sublease NDA, all reasonable costs and expenses incurred by Landlord in connection with determining whether or not the applicable sublease is a Qualified Sublease, that such subtenant is a Qualified Sublease and in reviewing, preparing, executing and delivering the applicable Sublease NDA.

G.	Intentionally Omitted.

H.	Tenant represents and warrants that, as of the date hereof, Tenant has not leased, subleased, licensed, or otherwise granted any other right of occupancy with respect to the Property.

I.	LEASEHOLD MORTGAGES

1.	Notwithstanding anything in this Lease to the contrary, Tenant has the absolute and unconditional right, without Landlord’s consent, at any time and from time to time during the Term, to: (1) execute and deliver one or more Leasehold Mortgage(s) encumbering Tenant’s interest in this Lease and the Leasehold Estate; (2) assign Tenant’s rights in this Lease and the Leasehold Estate to a Leasehold Mortgagee for collateral purposes as collateral security; and (3) assign any or all of Tenant’s rights under this Lease to any Leasehold Mortgagee for collateral purposes. No Leasehold Mortgagee shall be entitled to any Mortgagee Protections unless and until notice of the Leasehold Mortgage in question has been given to Landlord together with the name and address of such Leasehold Mortgagee. At all times during the Term in which there is a Leasehold Mortgage encumbering this Lease and the Leasehold Estate, Tenant shall cause the current notice address for the Leasehold Mortgagee to be delivered to Landlord.

2.	Tenant’s making of a Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of the Leasehold Estate, nor shall any Leasehold Mortgagee, as such, or in the exercise of its rights under this Lease, be deemed to be an assignee, transferee, or mortgagee in possession of the Leasehold Estate so as to require such Leasehold Mortgagee, as such, to assume or otherwise be obligated to perform any of Tenant’s obligations under this Lease except when, and then only for so long as, such Leasehold Mortgagee has acquired ownership and possession of the Leasehold Estate pursuant to a foreclosure under its Leasehold Mortgage (as distinct from its exercise of Leasehold Mortgagee’s Cure Rights).

3.	Notwithstanding anything to the contrary in this Lease, any foreclosure under any Leasehold Mortgage, or any exercise of rights or remedies under or pursuant to any Leasehold Mortgage, including the appointment of a receiver, shall not in and of itself be deemed to violate this Lease or, in and of itself, entitle Landlord to exercise any rights or remedies, but the foregoing shall not limit Landlord’s rights and remedies (subject to all other Mortgagee Protections) if any Event of Default occurs.

4.	If Tenant enters into any Leasehold Mortgage that complies with the definition of such term, then the Leasehold Mortgagee under such Leasehold Mortgage shall be entitled to all Mortgagee Protections (as against both Landlord and any successor holder of the Fee Estate) from and after such date as Tenant or the Leasehold Mortgagee has given Landlord notice of such Leasehold Mortgage and Leasehold Mortgagee, accompanied by a copy of the Leasehold Mortgage, recorded or unrecorded. No change of address of such Leasehold Mortgagee, or assignment of such Leasehold Mortgage, shall be effective against Landlord unless and until such Leasehold Mortgagee shall have given Landlord notice of such change or assignment.

5.	If a Leasehold Mortgagee is entitled to Mortgagee Protections, then such entitlement shall not terminate unless and until such time, if any, as either (1) the Leasehold Mortgage shall have been satisfied and discharged of record, except through a foreclosure; (2) such Leasehold Mortgagee has consented in writing to the termination of its Mortgagee Protections; or (3) after Landlord has complied with the applicable Mortgagee Protections, Landlord has validly terminated this Lease, no Leasehold Mortgagee has validly requested (and is entitled to) a New Lease, and the New Lease Option Period has expired.

6.	Any Mortgage of all or any part of the Leasehold Estate that is not a Leasehold Mortgage shall require Landlord’s consent, which may be given or withheld in Landlord’s sole discretion.

7.	No Leasehold Mortgage shall attach to: (1) Landlord’s interest in this Lease, in the Fee Estate; (2) Landlord’s interest in any New Lease and the Fee Estate thereunder; (3) any judgment arising from Tenant’s breach of this Lease; (4) Landlord’s and any Landlord Mortgagee’s rights and remedies under this Lease; and (5) any rights of a Landlord Mortgagee with respect to the Fee Estate. Any Leasehold Mortgagee in the event of a foreclosure or the grantee or successful bidder at the foreclosure, shall succeed only to the Leasehold Estate under this Lease.

J.	OPERATIONAL PROTECTIONS FOR LEASEHOLD MORTGAGEES. Notwithstanding anything to the contrary in this Lease, but subject to Section 22.I.5, if Tenant at any time or from time to time enters into any Leasehold Mortgage, and Tenant or a Leasehold Mortgagee has given Landlord notice of such Leasehold Mortgage, then:

1.	No cancellation, termination (including Tenant’s termination of this Lease pursuant to any express right of termination in this Lease or under applicable law, but excluding termination under Section 20, termination pursuant to the following sentence or termination by lapse of time), surrender or rejection of this Lease shall bind a Leasehold Mortgagee if done without Leasehold Mortgagee’s consent. Nothing in this paragraph shall limit the right of Landlord to terminate this Lease upon occurrence of an Event of Default and the expiration of all Leasehold Mortgagee’s Cure Rights without cure of such Event of Default.

2.	If Landlord gives any written notice to Tenant of an Event of Default hereunder, then Landlord shall, contemporaneously (and by a means permitted by this Lease) give a copy of such written notice to Leasehold Mortgagee. No written notice to Tenant of an Event of Default hereunder shall be effective unless and until so given to each Leasehold Mortgagee. No Event of Default or termination of this Lease (other than termination at the Expiration Date or pursuant to Section 20), shall be enforceable against Leasehold Mortgagee unless like written notice shall have been so given to such Leasehold Mortgagee.

K.	LEASEHOLD MORTGAGEES’ NOTICE AND OPPORTUNITY TO CURE. Notwithstanding anything to the contrary in this Lease, but subject to Section 22.I.5, if Tenant at any time or from time to time enters into any Leasehold Mortgage, and Tenant or a Leasehold Mortgagee has given Landlord notice of such Leasehold Mortgage, then:

1.	If an Event of Default occurs, then Landlord shall, substantially concurrently with the giving of written notice of such Event of Default to Tenant, give each Leasehold Mortgagee written notice of such Event of Default but Landlord will not have any liability for any failure to give written notice to Leasehold Mortgagees pursuant to this sentence. If an Event of Default occurs, Landlord shall not terminate the Lease until Landlord has given written notice of such Event of Default to any Leasehold Mortgagee and until the curative periods afforded pursuant to Section 23 have ended without cure of the applicable Event of Default. Any Leasehold Mortgagee shall have the right, but not the obligation, to perform any obligation of Tenant under this Lease and to cure any Event of Default. Landlord shall accept performance by or at the instigation of a Leasehold Mortgagee in fulfillment of Tenant’s obligations, for the account of Tenant and with the same force and effect as if performed by Tenant.

2.	If any Event of Default occurs, then any Leasehold Mortgagee shall have the same cure period (which cure period for the Leasehold Mortgagee shall commence upon the date Leasehold Mortgagee receives written notice of any such Event of Default) available to Tenant under this Lease, plus the additional time provided for below (regardless of the original time fixed for performance by Tenant), within which to take whichever of the actions set forth below shall apply to such Event of Default:

(i) In the case of a Monetary Default, Leasehold Mortgagee shall be entitled (but not required) to cure such Event of Default within a cure period ending on the later of (x) the end of Tenant’s cure period under this Lease or (y) the fifth (5th) business day after Landlord gives written notice of such Event of Default to Leasehold Mortgagee. Any such cure shall be accompanied by payment to Landlord of interest at the Default Rate and Late Charge.

(ii) In the case of any Nonmonetary Default that a Leasehold Mortgagee is reasonably capable of curing without obtaining possession of the Premises (excluding in any event a Personal Default), Leasehold Mortgagee shall be entitled, but not required, to: within a period ending on the later of (x) the final calendar day of Tenant’s cure period for the Event of Default (if Tenant is entitled to any such cure period) or (y) the date that occurs thirty (30) calendar days after Leasehold Mortgagee receives written notice of such Event of Default, to cure such Event of Default, provided, however, if such Nonmonetary Default is inherently not susceptible to cure within such thirty (30) calendar day period, such cure period shall be extended to the extent reasonably necessary to cure such Event of Default so long as the Leasehold Mortgagee is proceeding with reasonable diligence to cure such Event of Default, but not more than an additional ninety (90) days.

(iii) In the case of (1) any Nonmonetary Default that is not reasonably susceptible of being cured by a Leasehold Mortgagee without obtaining possession of the Premises or (2) any Personal Default, Leasehold Mortgagee shall be entitled (but not required) to do the following, so long as, for all other Events of Default, such Leasehold Mortgagee has exercised or is exercising, within the applicable periods, the applicable Leasehold Mortgagee’s Cure Rights as provided in this Lease:

(i) At any time during a period ending on the later of (i) the cure period (if any) applicable to Tenant, or (ii) thirty (30) calendar days after Landlord gives to the Leasehold Mortgagee notice of the Nonmonetary Default, Leasehold Mortgagee shall be entitled to institute proceedings to obtain control of the Premises, and (subject to any stay in any bankruptcy proceedings affecting Tenant, or any injunction, so long as such stay or injunction has not been lifted) then with reasonable diligence prosecute the same to completion (but not necessarily within such thirty (30) calendar day period or, if applicable, cure period of Tenant).

(ii) Upon obtaining control of the Premises (whether before or after expiration of any otherwise applicable cure period), Leasehold Mortgagee or Successor Tenant shall then be entitled (but not required) to proceed with reasonable diligence to cure such Nonmonetary Defaults (excluding Personal Defaults of Tenant, which neither Leasehold Mortgagee nor Successor Tenant need cure at any time). A Leasehold Mortgagee or Successor Tenant having control of the Premises shall not be bound by any deadline for completion of any construction or Alterations, or other performance, required of Tenant under this Lease, provided that such Leasehold Mortgagee or Successor Tenant shall with reasonable diligence prosecute completion of same and shall cure all Monetary Defaults within the period provided for under this Lease for such cure.

(iv) So long as the period for a Leasehold Mortgagee to exercise Leasehold Mortgagee’s Cure Rights for any Event of Default has not expired, Landlord shall not bring a proceeding on account of such Event of Default to (x) dispossess Tenant or subtenants under subleases, (y) reenter the Premises, or (z) terminate this Lease or the Leasehold Estate. Nothing in the Mortgagee Protections shall, however, be construed to either (i) extend the Term beyond the expiration date provided for in this Lease that would have applied if no Event of Default had occurred, (ii) preclude Landlord from seeking and obtaining actual damages or injunctive and other equitable relief against Tenant on account of such Event of Default, (iii) require any Leasehold Mortgagee to cure any Personal Default as a condition to preserving this Lease or to obtaining a New Lease (but this shall not limit a Leasehold Mortgagee’s obligation to seek to obtain control of the Premises, and then consummate a foreclosure, by way of the exercise of Leasehold Mortgagee’s Cure Rights, if Leasehold Mortgagee desires to preclude Landlord from terminating this Lease on account of a Personal Default).

3.	LEASEHOLD MORTGAGEE’S RIGHT TO A NEW LEASE.

If this Lease terminates before its stated expiration date including due to an Event of Default or is successfully rejected in a bankruptcy proceeding commenced by any party hereto or its heirs, personal representatives, successors and permitted assigns, but excluding a termination, with or without Leasehold Mortgagee’s consent, as the result of Section 20, then Landlord shall, within ten (10) Business Days, give written notice of such termination to each Leasehold Mortgagee that satisfies the conditions of Section 22.I.5, but Landlord shall not be liable for a failure to timely provide such written notice, provided, however, it is agreed that the New Lease Option Period will not commence until such written notice is given. Upon a Leasehold Mortgagee’s request given within the New Lease Option Period, Landlord shall enter into a New Lease with New Tenant that is a Qualified Tenant that is not an Affiliate of Tenant under the terminated Lease, provided that such Leasehold Mortgagee shall, on the New Lease Delivery Date: (1) pay to Landlord any and all sums then due under this Lease as if this Lease had not been terminated including interest at the Default Rate and any Late Charges; (2) agree to cure all then-uncured Nonmonetary Defaults (other than Personal Defaults of the predecessor Tenant) within a reasonable period after the New Lease Delivery Date with reasonable diligence; (3) provide evidence, reasonably satisfactory to Landlord, that such New Tenant is a New Tenant permitted under this Section 22.K.3; and (4) pay to Landlord all sums expended by Landlord, or that Landlord may be liable for, with respect to any Subleases not terminated under Section 22.K.3(d). The following additional provisions shall apply to any New Lease:

(i) Any New Lease shall be prior to any lien, encumbrance, or mortgage on the Fee Estate voluntarily created by Landlord after the date on which the Leasehold Mortgage of the Leasehold Mortgagee that is (or designated) the New Tenant was first granted other than at the request, or with the consent, of Tenant.

(ii) Between the termination date and the New Lease Delivery Date (or the expiration of the New Lease Option Period, if no Leasehold Mortgagee requests a New Lease): (1) the parties agree that Landlord will not terminate any Sublease (except if a termination as the result of Section 20 occurs or the Lease term would have expired by virtue of the Expiration Date), (2) no sublease will be a direct lease with Landlord; or (3) enter into any new leases of the Premises or any portion thereof, except with Leasehold Mortgagee’s written consent (which shall not be unreasonably withheld). Nothing contained herein will preclude Landlord from termination of any such subleases on account of a default thereunder or preclude termination of any sublease in accordance with its terms. Landlord will not be required to pay or perform any obligations under any such subleases and will not be liable to any Person in the event any sublease is terminated by the applicable subtenant or such subtenant claims constructive eviction and shall not be required to assign any such Subleases (or direct leases) to any Person. Landlord will not have any liability under such subleases. Unless a security or other deposit provided under or with respect to a sublease (or such direct lease) is actually delivered to Landlord, Landlord will not have any obligation to return or deliver any such deposit to the New Tenant, the subtenant or any other Person.

(iii) If a Leasehold Mortgagee requires Landlord to enter into a New Lease, then such Leasehold Mortgagee shall pay all reasonable expenses, including transfer, documentary, stamp, recording or similar taxes and legal costs incurred by Landlord in connection with any Event of Default and termination of this Lease, recovery of possession of the Premises, and preparation, execution, and delivery of the New Lease and any memorandum of the New Lease requested by New Tenant.

(iv) All rights of any Leasehold Mortgagee, and obligations of Landlord, regarding a New Lease shall survive the termination of this Lease for the duration of the New Lease Option Period.

L.	INTERACTION OF MORTGAGES WITH OTHER ESTATES AND PARTIES.

1.	A Leasehold Mortgage shall not encumber or attach to the Fee Estate or affect, limit, or restrict Landlord’s rights and remedies under this Lease except as expressly provided in this Lease. Any Leasehold Mortgage shall attach solely to the Leasehold Estate and not the Fee Estate. If this Lease terminates and the New Lease Option Period has expired without any Leasehold Mortgagee requesting a New Lease, then the obligations formerly secured by the Leasehold Mortgage shall be unsecured. Upon a foreclosure under a Leasehold Mortgage, the Leasehold Mortgagee or Successor Tenant shall succeed only to the Leasehold Estate. Under no circumstances shall any foreclosure event with respect to any Landlord Mortgage impair any estate or right of Tenant under this Lease or result in any transfer or conveyance of any interest in the Premises other than Landlord’s Fee Estate therein.

2.	If a Leasehold Mortgage expressly limits the related Leasehold Mortgagee’s exercise of any Mortgagee Protections, then as between Tenant and such Leasehold Mortgagee the terms of such Leasehold Mortgage shall govern. A Leasehold Mortgagee may, by written notice to Landlord, temporarily or permanently waive any Mortgagee Protections as specified in such written notice. Any such waiver shall be effective in accordance with its terms as against such Leasehold Mortgagee and its successors and assigns. Any such waiver shall not bind any subsequent Leasehold Mortgagee under a subsequent Leasehold Mortgage granted by Tenant.

M.	LIENS. Tenant will not, directly or indirectly, create or permit to be created or to remain, and will promptly discharge, at its expense, any mechanic’s, supplier’s or vendor’s lien, encumbrance or charge on the Property or any part hereof. The existence of any mechanic’s, supplier’s or vendor’s lien, or any right in respect thereof, shall not constitute a violation of this Section 22 if payment is not yet due upon the contract or for the goods or services in respect of which any such lien has arisen or, if Tenant is protesting or challenging such lien in good faith and has, within thirty (30) days after Tenant receives actual notice of such lien, bonded over such lien. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, expressed or implied, of any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof, and any such contractor, subcontractor, laborer, materialman or vendor shall look solely to Tenant and Tenant’s interest in the Premises to secure the payment of any bills for any labor, services, or materials furnished. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises or any part thereof through or under Tenant, and that no mechanic’s or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises. If Tenant has not removed any such lien or other encumbrance described above within thirty (30) days after written notice thereof to Tenant, Landlord may, but shall not be obligated to, pay the amount of such lien or other encumbrance or discharge the same by deposit, and the amount so paid or deposited shall constitute additional Rent and be collectible upon demand with interest at the Default Rate. Landlord hereby consents to the granting of a lien or security interest on the fixtures, furnishings, trade fixtures, furniture, computers, telephone systems, machinery, equipment and other of Tenant’s Personal Property installed or placed on the Premises by Tenant in connection with any customary credit facility that Tenant has or may have during the Term hereof, and Tenant shall give Landlord written notice of any such lien.

23. TENANT’S DEFAULT.

Each of the following events shall be deemed to be an “Event of Default” under this Lease: (i) failure to pay Rent or any other monetary obligation as and when due, and such failure continues for (a) three (3) days after Tenant’s receipt of Landlord’s written notice thereof with respect to Base Rent, and (b) ten (10) days after Tenant’s receipt of Landlord’s written notice thereof with respect to any other monetary obligation; (ii) reserved; (iii) Guarantor or Tenant makes an assignment for the benefit of creditors, or institutes a proceeding under state or federal bankruptcy laws (or successor laws) or Guarantor or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Guarantor or Tenant; (iv) a writ of attachment or execution is levied on this Lease, or a receiver is appointed with authority to take possession of the Premises, which attachment, execution or receiver is not removed within ninety (90) days of filing or appointment of a receiver; (v) Guarantor or Tenant shall be liquidated or dissolved; (vi) Tenant shall violate Sections 14.G or 22 hereof; (vii) the estate or interest of Tenant in the Premises or any part thereof shall be levied upon or attached in any proceeding relating to more than Five Hundred Thousand and No/100 Dollars ($500,000.00), and the same shall not be vacated, discharged or stayed pending appeal (or bonded or otherwise similarly secured payment) within the earlier of sixty (60) days after commencement thereof or ninety (90) days after receipt by Tenant of notice thereof from Landlord or any earlier period provided by Law for obtaining any stay pending appeal or to prevent foreclosure or sale; (viii) Tenant fails to maintain any insurance required by this Lease for the earlier to occur of five (5) days after (i) Tenant’s receipt of Landlord’s written notice or (ii) the date Tenant becomes aware of its failure to maintain such insurance (provided, such cure shall also include insurance coverage for any period where insurance required by this Lease was not in effect); (ix) failure by Tenant to perform any other covenant, agreement or undertaking of the Tenant contained in this Lease if the failure to perform is not cured within thirty (30) days after Tenant’s receipt of Landlord’s written notice thereof; provided, however, if the breach cannot reasonably be cured within thirty (30) days, the same shall not result in an Event of Default if Tenant commences to cure the breach within thirty (30) days of receipt of Landlord’s written notice and diligently and in good faith continues to prosecute the cure of said breach to completion, provided such breach is cured within one hundred twenty (120) days after Tenant’s receipt of Landlord’s written notice thereof; and (x) an event of default beyond all applicable notice and cure periods by Guarantor under the Guaranty, specifically including Guarantor’s failure to deliver the financial statements required to be delivered by Guarantor to Landlord or a breach by Guarantor of Section 2(D) of the Guaranty.

24. REMEDIES OF LANDLORD.

A.	From and after the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies as well as any other remedy available at Law or in equity for such Event of Default: (i) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord; (ii) using lawful means, enter upon and take possession of the Premises without terminating this Lease and without being liable for prosecution or claim for damages, and relet, upon reasonable terms, all or a portion of the Premises (if Landlord elects to enter and relet the Premises, Landlord may at any time thereafter elect to terminate this Lease); (iii) sue periodically to recover damages during the period corresponding to the portion of the Term for which suit is instituted, and if Landlord elects to sue and is successful in such suit, Landlord shall be entitled to recover all costs and expenses of such suit, including reasonable attorneys’ fees, together with interest at the Default Rate; (iv) re-enter the Premises or any portion thereof and attempt to cure any default of Tenant, or make any such payment or perform such act for the account of and at the expense of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as additional Rent for all reasonable costs and expenses which Landlord incurs to cure such default, together with interest at the Default Rate accruing from the date such costs and expenses were incurred, and Tenant agrees that no such entry or action by Landlord shall constitute an actual or constructive eviction or repossession, without Landlord’s express intention to do so as expressed in writing, and no such entry shall be deemed an eviction of Tenant; (v) to the extent permitted by applicable Law, accelerate and recover from Tenant all Rent and other monetary sums scheduled to become due and owing under this Lease after the date of such breach for the entire Term; and (vi) enforce the provisions of this Lease by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy. Tenant shall reimburse Landlord for any out-of-pocket expenses which Landlord actually incurs in complying with the terms of this Lease on behalf of Tenant, together with interest at the Default Rate.

B.	If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional Rent payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord, which may be then owing and unpaid, and all costs and expenses, including court costs and reasonable attorneys’ fees, incurred by Landlord in the enforcement of its rights and remedies hereunder, together with interest at the Default Rate. In addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty the lesser of (i) the sum of (1) the amount by which the unpaid Rent for the period which otherwise would have constituted the unexpired portion of the Term during which such termination occurred exceeds the then fair market rental value of the Premises, both discounted to present value at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%), and (2) any damages in addition thereto, including without limitation reasonable attorneys’ fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent, and interest at the Default Rate or (ii) the greatest amount permitted by applicable Law.

C.	Unless required by applicable Law, Landlord shall have no obligation to mitigate damages upon the occurrence of an Event of Default. However, if Landlord is required by applicable Law to mitigate Tenant’s damages, Landlord’s obligation shall be satisfied in full if Landlord undertakes to lease the Property (the “Repossessed Property”) to another tenant (a “Substitute Tenant”) in accordance with the following criteria: (1) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for such Repossessed Property until Landlord obtains full and complete possession of such Repossessed Property including, without limitation, the final and unappealable legal right to relet such Repossessed Property free of any claim of Tenant; (2) Landlord shall not be obligated to lease or show such Repossessed Property, on a priority basis, or offer such Repossessed Property to a prospective tenant when other properties owned by Landlord suitable for that prospective tenant’s use are (or will be) available; (3) Landlord shall not be obligated to lease such Repossessed Property to a Substitute Tenant for a rent less than the current fair market rent then prevailing for similar properties, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable properties; (4) Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would: (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Property; or (ii) adversely affect the reputation of the Property; and (5) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources to operate such Repossessed Property in a first-class manner and to fulfill all of the obligations in connection with the lease thereof as and when the same become due. No reletting shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default and/or exercise its rights under Section 24.A and Section 24.B.

D.	Pursuit of any of the above stated remedies by Landlord after an Event of Default shall not preclude pursuit of any other remedy provided in this Lease or at Law or in equity, nor shall pursuit of any remedy constitute forfeiture or waiver of any remedy of Landlord or payment due to Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of any other violation or default. Once an Event of Default occurs, Landlord shall not be obligated to accept any cure of such Event of Default, and such Event of Default shall continue unless and until Landlord states in writing, in its sole and absolute discretion, that no Event of Default exists under this Lease.

25. RESERVED.

26. ESTOPPEL CERTIFICATE.

A.	At any time, and from time to time, Tenant shall, promptly and in no event later than ten (10) days after a request from Landlord, execute, acknowledge and deliver to Landlord a certificate in the form attached hereto as Exhibit D or such other form as may be supplied by Landlord certifying: (i) that Tenant has accepted the Premises; (ii) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications); (iii) the commencement and expiration dates of the Term, including the terms of any extension options of Tenant; (iv) the date to which the rentals have been paid under this Lease and the amount thereof then payable; (v) whether there are then any existing defaults by Landlord in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (vi) that Tenant is not in default under this Lease beyond any grace or cure periods, except as to defaults specified in the certificate; (vii) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Tenant; (viii) that Landlord has no actual involvement in the management or control of decision making related to the operational aspects or the day-to-day operations of the Premises; and (ix) any other information reasonably requested by Landlord.

B.	At any time, and from time to time, Tenant shall, at Landlord’s request, use commercially reasonable efforts to obtain estoppel certificates, in a form requested by Landlord or any Landlord Mortgagee, from any applicable counterparties under any applicable declarations, covenants, conditions and restrictions, reciprocal easement agreements, development agreements, operations and maintenance agreements, or other encumbrances.

27. HAZARDOUS MATERIALS.

Notwithstanding anything contained herein to the contrary:

A.	Tenant covenants and agrees that it shall not cause, conduct, authorize or allow (i) the presence, generation, transportation, storage, treatment, or usage at the Premises, or any portion thereof, of any Hazardous Material in violation of or as would give rise to liability under any Environmental Laws; (ii) a Release or threat of Release of any Hazardous Material on, under, about or in the Premises; or (iii) any violation of or liability under any Environmental Law at or with respect to the Premises or activities conducted thereon. For avoidance of doubt, nothing in this Section 27.A shall prohibit Tenant from using at the Premises (I) cleaning materials, pesticides, and other common household, office products, and general industrial products and/or (II) materials in connection with any fuel tanks, generators or the like on the Premises, solely to the extent, with respect to each of the preceding clauses (I) and (II), that any such use thereof is in compliance with Environmental Laws.

B.	Tenant shall, at its own cost, comply and ensure that the Premises and all operations and activities at the Premises comply with all Environmental Laws, the terms of this Lease with respect to Hazardous Materials, and the terms of any applicable Encumbrances. Tenant shall, at its own cost, obtain all permits, licenses and authorizations required under Environmental Laws for the operations and activities conducted at the Premises.

C.	Tenant shall promptly provide Landlord with written notice of any actual or potential violation of Environmental Laws, any Release of Hazardous Materials in or around the Premises that could impact the Premises or require any investigation, remediation or other response action under Environmental Law, and any claim or threat of a claim asserting any liability under Environmental Laws relating to the Premises, and copies of all reports, site assessments, and material communications, permits or agreements to, from or with any governmental authority or other third party relating to such violation, Release or claim; and

D.	If Landlord has reasonable grounds to believe that a violation of Environmental Laws or a Release or threatened Release of Hazardous Materials has occurred at or affecting the Premises, Landlord and Landlord’s Representatives, including such environmental consultants as Landlord may designate, shall have the right upon reasonable prior notice, and subject to Section 15 hereof, to enter the Premises and/or conduct a Phase I site assessment or compliance review, and, if warranted based on the findings of such assessment or review, a Phase II site assessment of the Premises for the purpose of assessing the condition of the Premises or ascertaining that Tenant complies with the terms of this Lease and with all applicable Environmental Laws that relate in any way to the Premises.

E.	If the presence, Release, threat of Release, presence or placement on, in or around the Premises, or the generation, transportation, storage, use, treatment, or disposal at or around the Premises of any Hazardous Material by Tenant, Tenant’s Representatives, or by any third party other than Landlord or Landlord’s Representatives: (i) gives rise to any liability or obligation (including, but not limited to, any investigatory, remedial, removal, reporting, or other response action) under any Environmental Law, (ii) causes or threatens to cause any adverse effect on public health or occupational safety and health, (iii) pollutes or threatens to pollute the environment, or endanger human health, or (iv) otherwise violates Environmental Law, Tenant shall promptly take any and all remedial and removal actions required by Environmental Laws or otherwise necessary to clean up the Premises to comply with all environmental standards applicable to the Premises given its use at the time of the remediation and mitigate exposure to liability arising from the Hazardous Material.

F.	Tenant shall promptly notify Landlord upon Tenant becoming aware of: (i) any enforcement action, investigation, cleanup, notice of violation, or other regulatory action taken or threatened against either party or otherwise related to the Premises by any governmental authority with respect to the presence of any Hazardous Material at the Premises, or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any governmental authority or other person against either party hereto or otherwise relating to any actual or alleged violation of or liability under Environmental Laws or relating to any loss or injury resulting from any Hazardous Material or based on Environmental Laws, (iii) any Release of Hazardous Materials, unlawful discharge, or non-routine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises, and (iv) any matters where Tenant is required by Environmental Law to give a notice to any governmental authority respecting any Hazardous Materials in, at, on, under or about the Premises, and Tenant shall thereafter keep Landlord reasonably apprised with respect to the status and Tenant’s actions to resolve such matters, and shall furnish Landlord with such other documents and information as Landlord may reasonably request with respect thereto. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then actually known by Tenant to be used, stored, or maintained in, on or upon the Premises. In such case, Tenant shall, if requested by Landlord, use its commercially reasonable efforts to provide Landlord with information with respect to the use and approximate quantity of each such material, a copy of any Material Safety Data Sheet issued by the manufacturer therefor, written information concerning the removal, transportation, and disposal of the same, and such other information as the Landlord may reasonably require or as may be required by Environmental Laws.

G.	Tenant shall indemnify, defend and hold Landlord and the Landlord Indemnified Parties harmless, in the manner specified in Section 21, from and against any and all liability, claim, expense, cause of action, fines, judgments, settlements, investigation, monitoring and remediation costs, penalties, losses and damages (including reasonable attorney’s, consultant’s and contractor’s fees) resulting or arising from (i) the breach by Tenant of its covenants and agreements set forth in this Section 27, (ii) the presence, Release, placement on, in or around the Premises, or the generation, transportation, storage, use, treatment or disposal at or around the Premises of any Hazardous Materials before or during the Term by Tenant or any third party other than Landlord or Landlord’s Representatives, (iii) any violation of or obligation under Environmental Law before or during the Term by Tenant or any third party other than Landlord or Landlord’s Representatives, and (iv) claims by governmental authorities or other third parties associated with Hazardous Materials or violations of or obligations under Environmental Laws by Tenant or any third party other than Landlord or Landlord’s Representatives, or Hazardous Materials present at, on, under or about the Premises before or during the Term, including, without limitation those that were discovered during the Term, which were caused prior to the Term by Tenant or its agents, representatives, employees, contractors, subcontractors, licensees or invitees or any third party other than Landlord or Landlord’s Representatives. The foregoing indemnity obligations shall survive the expiration or earlier termination of this Lease.

H.	Without limitation to the foregoing, Tenant shall, at its sole cost and expense, comply with all Environmental Laws relating to the operation and use of all aboveground and underground storage tanks (“Tanks”) at any time located at the Premises, such compliance to include without limitation ensuring that all Tanks are equipped with leak detection systems and otherwise meet all applicable construction standards and technical requirements, are subject to regular inspections and tightness tests to confirm Tank integrity, and are covered by pollution insurance policies or other financial assurance mechanisms to the extent required under Environmental Laws. Tenant shall upon request provide Landlord copies of inspection reports, insurance policies, and other documentation reasonably necessary to confirm the compliance status of such Tanks. In the event of any spills, releases or evidence of leakage from or associated with the use of the Tanks, Tenant shall report the same to the appropriate regulatory agency and shall conduct testing of environmental media to confirm the nature and extent of contamination, complete all remedial and corrective actions required under Environmental Laws with respect to such spill, release or leakage, and upon completion of work provide Landlord a copy of a No Further Action letter or the equivalent determination from the applicable regulatory agency (“NFA”) with respect to the remedial work.

I.	Upon the expiration or earlier termination of the Lease, at Landlord’s request, Tenant, at its sole expense, shall remove from the Premises all Tanks in accordance with all Environmental Laws and applicable commercial guidelines, perform post-removal testing of soil and groundwater to confirm the presence or absence of contamination associated with such Tanks, and to the extent that such removal involves any excavation or remedial work at the Premises, Tenant shall perform such remediation and restore the Premises to the same grade level as immediately prior to excavation using clean fill soil, and Tenant shall obtain and provide Landlord a copy of a NFA with respect to the Tank removal and remedial work, as applicable.

28. PRESS RELEASES.

Except for any announcement intended solely for internal distribution by Landlord or Tenant or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of the disclosing party, all media releases or public announcements (including, but not limited to, promotional or marketing material) by Landlord or Tenant or either party’s employees or agents relating to this Lease or its subject matter, or including the name, trade name, trade mark, or symbol of Tenant or an Affiliate of Tenant, or Landlord or an Affiliate of Landlord, shall be coordinated with and approved in writing by the other party prior to the release thereof; provided, that nothing herein is intended to require Tenant’s consent to the identification of Tenant or the particulars of this Lease in connection with any marketing of the Property or any portion thereof by Landlord.

29. HOLDING OVER.

Except as set forth below, if Tenant continues to occupy the Premises or any portion thereof after the expiration or other termination of this Lease or the termination of Tenant’s right of possession with respect to the Premises, such occupancy shall be that of a tenancy at sufferance. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease (other than provisions relating to length of the Term) and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to (i) one hundred percent (100%) of the additional Rent due under this Lease for the holdover period, and (ii) one hundred fifty percent (150%) of the monthly Base Rent due in the month immediately prior to the expiration or earlier termination of the Term. Except as set forth below, no holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Term shall be construed to extend the Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. In the event that Tenant continues to occupy the Premises or any portion thereof after the expiration or termination of this Lease, such occupancy shall be that of a tenancy at sufferance and Tenant shall be liable to Landlord for all direct and consequential damages which Landlord may suffer by reason of any holding over by Tenant.

30. FINANCIAL COVENANTS.

A.	Within ninety (90) days after the end of each calendar quarter, Tenant shall deliver to Landlord complete unaudited financial statements of Guarantor by a nationally or regionally recognized public accounting firm, including a balance sheet, profit and loss statement, statement of changes in financial condition, income statement with respect to the Property, annual EBITDA projections for the then-current fiscal year of Tenant and all other related schedules for the fiscal period then ended.

B.	Unless Tenant is a publicly held company (in which case the Tenant’s financial statements are filed with the Securities and Exchange Commission (“SEC”)), within one hundred twenty (120) days after the end of each fiscal year of Tenant, Tenant shall deliver to Landlord, at Tenant’s expense, complete audited financial statements of the Tenant by a nationally or regionally recognized public accounting firm, including a balance sheet as of the year-end and statements of operations, changes in equity and cash flows for the twelve (12) months ended, and related notes to the financial statements thereto (the “Financial Statements”). If Landlord or its Affiliate is a publicly-traded company, the Financial Statements may be included in Landlord’s required public filings with the SEC on an annual basis in satisfaction of the requirements of SEC Regulation S-X.

31. QUIET ENJOYMENT.

So long as Tenant is not in default under this Lease, Landlord shall not take any action to disturb in any material respect Tenant’s quiet enjoyment of the Premises (subject, however, to the exceptions, reservations and conditions of this Lease). Except to the extent expressly set forth in this Section 31, Tenant hereby waives any right or defense it may have at law or in equity relating to Tenant’s quiet enjoyment of the premises.

32. NOTICES.

Any notice, demand, request, or other communication that any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three (3) business days after mailing; (c) if by Federal Express or other nationally recognized overnight courier service, on the next business day after delivered to such courier service for delivery on the next business day; or (d) if by facsimile or e-mail transmission, on the day of transmission so long as a copy is sent on the same day (or prior thereto) by Federal Express or other nationally recognized overnight courier service for delivery on the next business day, to the addresses set forth in Section 2 hereof, or at such other address as the party to be served with notice has furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice. Attorneys for either party hereto may provide notice of behalf of such party, provided that all other requirements of this Section 32 are satisfied.

33. PERSONAL LIABILITY.

Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord and Tenant that (i) there shall be absolutely no personal liability on the part of the direct and indirect members, partners, shareholders, officers, directors, employees and agents of either Landlord or Tenant or their successors or assigns, to the other party with respect to any of the terms, covenants and conditions of this Lease, (ii) each of Landlord and Tenant waives against the other party all claims, demands and causes of action against the direct and indirect members, partners, shareholders, officers, directors, employees and agents of Landlord and its successors or assigns in the event of any breach of any of the terms, covenants and conditions of this Lease to be performed by the other party, and (iii) Tenant shall look solely to Landlord’s interest in the Property for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, or any other matter in connection with this Lease or the Premises, such exculpation of liability to be absolute and without any exception whatsoever. Notwithstanding anything to the contrary provided in this Lease, nothing in this Section 33 or otherwise in the Lease shall limit the obligations of Guarantor under the Guaranty. No breach by Landlord of any provision of this Lease shall give rise to a right of Tenant to terminate this Lease, it being understood and agreed that Tenant’s sole remedy for any such breach shall be a claim for actual damages (if any). Furthermore, each of Landlord and Tenant hereby knowingly, voluntarily and intentionally waives any right it may have to seek punitive, consequential, special and indirect damages from the other party and any of such other party’s direct and indirect members, partners, shareholders, officers, directors, employees and agents of Landlord and its successors or assigns with respect to any matter arising out of or in connection with this Lease or any document contemplated herein or related hereto. The waiver by Landlord and Tenant of any right it may have to seek punitive, consequential, special and indirect damages has been negotiated by the parties hereto and is an essential aspect of their bargain.

34. ENTIRE AGREEMENT.

This Lease represents the entire agreement and understanding between Landlord and Tenant with respect to the subject matter herein, and there are no representations, understandings, stipulations, agreements or promises not incorporated in writing herein.

35. AMENDMENTS.

No amendments or modifications of this Lease shall be effective unless such amendment or modification is in writing and executed and delivered by and between Tenant and Landlord, nor shall any custom, practice or course of dealing between the parties be construed to waive the right to require specific performance by the other party in compliance with this Lease.

36. LEGAL INTERPRETATION.

Each of Landlord and Tenant hereby agree that the State of Ohio has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects (including, without limiting the foregoing, matters of construction, validity and performance), this Lease and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Ohio applicable to contracts made and performed therein and all applicable law of the United States of America; except that, at all times, the provisions for the creation of the leasehold estate created by this Lease, enforcement of Landlord’s rights and remedies with respect to right of re-entry and repossession, surrender, delivery, ejectment, dispossession, eviction or other in-rem proceeding or action regarding the Premises pursuant to Section 24 hereunder shall be governed by and construed according to the Laws of the State in which the Premises is located, it being understood that, to the fullest extent permitted by law of such State where the Premises is located, the law of the State of Ohio shall govern the validity and enforceability of this Lease, and the obligations arising hereunder. To the fullest extent permitted by law, Tenant and Landlord hereby unconditionally and irrevocably waive any claim to assert that the law of any other jurisdiction governs this Lease. Words of any gender shall be construed to include any other gender, and words in the singular number shall be construed to include the plural, unless the context otherwise requires. The headings of the sections have been inserted for convenience only and are not to be considered in any way in the construction or interpretation of this Lease. Except as otherwise herein expressly provided, the terms of this Lease shall apply to, inure to the benefit of, and be binding upon, the parties and their respective assigns, successors and legal representatives. Any legal suit, action or proceeding against Tenant arising out of or relating to this Lease may be instituted in any federal court in the Northern District of Ohio or state court sitting in Stark County, State of Ohio, and Landlord and Tenant each waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in such federal district or county and state, and Landlord and Tenant each hereby expressly and irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. In this Lease, the words “include”, “includes” or “including” mean “include without limitation”, “includes without limitation” and “including without limitation”, respectively, and the words following “include”, “includes” or “including” shall not be considered to set forth an exhaustive list.

37. INTENTIONALLY OMITTED.

38. AUTHORITY TO ENTER INTO LEASE.

Each of Tenant and Landlord represents and warrants (a) that the individual executing this Lease on its behalf is duly authorized to execute and deliver this Lease on behalf of the corporation, limited liability company or partnership, as the case may be, and (b) that this Lease is binding on the corporation, limited liability company and the partnership in accordance with its terms.

39. PARTIES BOUND.

The preparation and submission of a draft of this Lease by either party to the other party shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of this Lease, until both parties have fully executed a final document. Until such time as described in the previous sentence, either party is free to terminate negotiations without penalty or any further obligation to the other party.

40. COUNTERPARTS; ELECTRONIC SIGNATURES.

This Lease may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures to this Lease, any amendment hereof and any notice given hereunder, delivered electronically via .pdf, .jpeg, .TIF, .TIFF or similar electronic format shall be deemed an original signature and fully effective as such for all purposes. Each party agrees to deliver promptly an executed original of this Lease (and any amendment hereto) with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Lease (or any amendment hereto), it being expressly agreed that each party to this Lease shall be bound by its own electronically transmitted signature and shall accept the electronically transmitted signature of the other party to this Lease.

41. SEVERABILITY.

If any term or other provision of this Lease is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Lease will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Lease so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

42. WAIVER OF JURY TRIAL; CONSEQUENTIAL DAMAGES.

LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

43. MEMORANDUM OF LEASE. This Lease shall not be recorded, either independently or as an exhibit, schedule, annex, or addendum to any other document. However, at Tenant’s or Landlord’s election, a Memorandum of Lease in the form annexed hereto as Exhibit E, shall be executed, acknowledged and delivered for recording in the county in which the Premises is located by both parties with the costs of recording the Memorandum of Lease to be borne by Tenant. Tenant shall execute, acknowledge and deliver to Landlord a release of the Memorandum of Lease in recordable form within five (5) days following the expiration or earlier termination of this Lease in accordance with its terms. If Tenant fails to so execute, acknowledge and deliver the release within such five (5) day period, Landlord shall hereby be deemed to be Tenant’s attorney-in-fact for the sole purpose of executing and recording the release on behalf of Tenant. Tenant shall pay any and all recording and other costs, fees and taxes in connection with the execution and recordation of the Memorandum of Lease.

44. BROKERS. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease, the commission for which shall be paid by Tenant. Tenant covenants and agrees to pay, hold harmless and indemnify Landlord and Landlord Mortgagee for any compensation, commissions and charges claimed by any other broker or agent with respect to this Lease, based on Tenant’s actions. Landlord covenants and agrees to pay, hold harmless and indemnify Tenant for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease, based on Landlord’s actions.

45. GUARANTY. Simultaneously with the execution of this Lease, Tenant shall deliver to Landlord a fully executed copy of the Unconditional Guaranty of Payment and Performance attached hereto as Exhibit G (the “Guaranty”) executed by the Guarantor named in Section 2 hereof.

46. REIT PROTECTION. The parties hereto intend that Rent and other amounts paid by Tenant hereunder will qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto and this Lease shall be interpreted consistent with this intent.

A.	Anything contained in this Lease to the contrary notwithstanding, Tenant shall not without Landlord’s advance written consent (which consent shall not be unreasonably withheld) (i) sublet, assign or enter into a management arrangement for the Premises on any basis such that the rental or other amounts to be paid by the subtenant, assignee or manager thereunder would be based, in whole or in part, on either (x) the income or profits derived by the business activities of the subtenant, assignee or manager or (y) any other formula such that any portion of any amount received by Landlord would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto; (ii) furnish or render any services to the subtenant, assignee or manager or manage or operate the Premises so subleased, assigned or managed; (iii) sublet, assign or enter into a management arrangement for the Premises to any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of OSREC) in which Landlord or OSREC owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code); or (iv) sublet, assign or enter into a management arrangement for the Premises in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto, or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 40.1(a) shall likewise apply to any further subleasing by any subtenant.

B.	Anything contained in this Lease to the contrary notwithstanding, the parties acknowledge and agree that Landlord, in its sole discretion, may assign this Lease or any interest herein to another person or entity (including without limitation, a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code)) in order to maintain Landlord’s status as a “real estate investment trust” (within the meaning of Section 856(a) of the Code); provided, however, Landlord shall be required to (i) comply with any applicable legal requirements related to such transfer and (ii) give Tenant notice of any such assignment; and provided, further, that any such assignment shall be subject to all of the rights of Tenant hereunder.

C.	Notwithstanding any provision contained in this Lease to the contrary, upon request of Landlord, Tenant shall cooperate with Landlord in good faith and at no cost or expense to Tenant, and provide such documentation and/or information as may be in Tenant’s possession or under Tenant’s control and otherwise readily available to Tenant as shall be reasonably requested by Landlord in connection with verification of its “real estate investment trust” (within the meaning of Section 856(a) of the Code) compliance requirements. Notwithstanding any provision contained in this Lease to the contrary, Tenant shall take such reasonable action as may be requested by Landlord from time to time in order to ensure compliance with the Internal Revenue Service requirement that Rent allocable for purposes of Section 856 of the Code to personal property, if any, at the beginning and end of a calendar year does not exceed fifteen percent (15%) of the total Rent due hereunder as long as such compliance does not (i) increase Tenant’s monetary obligations under this Lease or (ii) materially and adversely increase Tenant’s nonmonetary obligations under this Lease or (iii) materially diminish Tenant’s rights under this Lease.

D.	Tenant acknowledges that Landlord’s direct or indirect parent intends to qualify as a “real estate investment trust” (within the meaning of Section 856(a) of the Code). Tenant agrees that it will not knowingly or intentionally take or omit to take any action, or permit any status or condition to exist at the Premises, which Tenant actually knows (acting in good faith) would or could result in the Rent payable under this Lease not qualifying as “rents from real property” within the meaning of Section 856(d) of the Code.

47. OHIO GOVERNMENTAL FINANCING PROGRAMS. Notwithstanding anything to the contrary in this Lease, Tenant may enter into or permit any future Encumbrances on the Property related to governmental related financing programs including Ohio PACE related financing, Tax Increment Financing (TIF), Resort and Tourism Development District Tax related financing (TDD), payments in lieu of taxes arrangements, and Transformational Mixed-Use Development (TMUD) related financing (collectively, the “Ohio Government Financing Programs”) without Landlord’s prior written consent, so long as (1) the total principal amount of any Ohio PACE related financing (or any other Ohio Government Financing Programs other than TIF financing that would result in an Encumbrance on Landlord’s fee estate in the Property) does not exceed $40,000,000.00 in the aggregate for all such arrangements, (2) as a condition to the funding of amounts under Ohio PACE related financing or Tax Increment Financing (TIF) related financing (or similar financing that would result in an Encumbrance on Landlord’s fee estate in the Property), Tenant shall be required to have funded Tenant’s portion of the applicable improvements, (3) with respect to any Tax Increment Financing (TIF), the Minimum Service Payments described in the TIF Declaration are not increased or expanded as a result of such financing, and (4) all documentation relating to Ohio Government Financing Programs, including, without limitation, the TIF Cooperative Agreement contemplated by the TIF Declaration, shall subject to Landlord’s prior written approval (such approval not to be unreasonably withheld). Any Encumbrances resulting from an Ohio Government Financing Program permitted under this Section 47 shall be a “Permitted Encumbrance” under this Lease.

[Signatures on following page]

IT WITNESS WHEREOF, the undersigned have executed this Lease Agreement effective as of the date first written above.

LANDLORD:

HFAKOH00I LLC,
a Delaware limited liability company

By:	/s/ Michael Reiter
Name:	Michael Reiter
Title:	Authorized Officer

State of Illinois0

County of Cooke)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that Michael Reiter, whose name as Authorized Officer of HFAKOH00I LLC, a Delaware limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such Authorized Officer and with full authority, executed the same voluntarily for and as the act of said limited liability company, acting in its capacity as Authorized Officer of said limited liability company as aforesaid.

Given under my hand and official seal, this 7th day of November, 2022.

Notary Public

AFFIX SEAL

My commission expires:

HEATHER PATRICIA BEA

Officfal Seal

Notary Publfc • State of lll!riols

My Commission Expires Feb 10, 2024

TENANT:

HOF VILLAGE WATERPARK, LLC,
a Delaware limited liability company

By:	/s/ Michael Crawford
Name:	Michael Crawford
Title:	President and Chief Executive Officer

EXHIBIT A

TO

LEASE AGREEMENT

BASE RENT SCHEDULE

Lease Year	Base Rent
1	$4,375,000.00
2	$4,484,375.00
3	$4,596,484.38
4	$4,711,396.48
5	$4,829,181.40
6	$4,949,910.93
7	$5,073,658.70
8	$5,200,500.17
9	$5,330,512.68
10	$5,463,775.49
11	$5,600,369.88
12	$5,740,379.13
13	$5,883,888.61
14	$6,030,985.82
15	$6,181,760.47
16	$6,336,304.48
17	$6,494,712.09
18	$6,657,079.89
19	$6,823,506.89
20	$6,994,094.56
21	$7,168,946.93
22	$7,348,170.60
23	$7,531,874.86
24	$7,720,171.74
25	$7,913,176.03
26	$8,111,005.43
27	$8,313,780.57
28	$8,521,625.08
29	$8,734,665.71
30	$8,953,032.35
31	$9,176,858.16
32	$9,406,279.61
33	$9,641,436.60
34	$9,882,472.52
35	$10,129,534.33
36	$10,382,772.69
37	$10,642,342.01
38	$10,908,400.56
39	$11,181,110.57
40	$11,460,638.33
41	$11,747,154.29
42	$12,040,833.15
43	$12,341,853.98
44	$12,650,400.33
45	$12,966,660.34
46	$13,290,826.85
47	$13,623,097.52
48	$13,963,674.95
49	$14,312,766.83
50	$14,670,586.00

Lease Year	Base Rent
51	$15,037,350.65
52	$15,413,284.41
53	$15,798,616.53
54	$16,193,581.94
55	$16,598,421.49
56	$17,013,382.02
57	$17,438,716.57
58	$17,874,684.49
59	$18,321,551.60
60	$18,779,590.39
61	$19,249,080.15
62	$19,730,307.15
63	$20,223,564.83
64	$20,729,153.95
65	$21,247,382.80
66	$21,778,567.37
67	$22,323,031.56
68	$22,881,107.35
69	$23,453,135.03
70	$24,039,463.41
71	$24,640,449.99
72	$25,256,461.24
73	$25,887,872.77
74	$26,535,069.59
75	$27,198,446.33
76	$27,878,407.49
77	$28,575,367.68
78	$29,289,751.87
79	$30,021,995.67
80	$30,772,545.56
81	$31,541,859.20
82	$32,330,405.68
83	$33,138,665.82
84	$33,967,132.46
85	$34,816,310.77
86	$35,686,718.54
87	$36,578,886.51
88	$37,493,358.67
89	$38,430,692.64
90	$39,391,459.95
91	$40,376,246.45
92	$41,385,652.61
93	$42,420,293.93
94	$43,480,801.28
95	$44,567,821.31
96	$45,682,016.84
97	$46,824,067.26
98	$47,994,668.94
99	$49,194,535.67

EXHIBIT B

TO

LEASE AGREEMENT

PREMISES

Situated in the City of Canton, Stark County, State of Ohio, being all of O.L. 1469 on that certain HOF Village Replat recorded in the Office of the Recorder of Stark County as Instrument Number 202203250013418, containing 4.9282 acres, more or less.

APN: 10014331

EXHIBIT C

TO

LEASE AGREEMENT

RESERVED

EXHIBIT D

TO

LEASE AGREEMENT

FORM ESTOPPEL CERTIFICATE
ESTOPPEL CERTIFICATE

This ESTOPPEL CERTIFICATE (this “Estoppel”) is made as of ______________, by HOF VILLAGE WATERPARK, LLC, a Delaware limited liability company (“Tenant”), based upon the following facts and understandings of Tenant:

RECITALS

A.	Tenant is the tenant under that certain Lease Agreement (the “Lease”), dated as of November ________ , 2022, between Tenant and HFAKOH001 LLC, a Delaware limited liability company, as landlord (“Landlord”) of certain real property commonly known as ______________, and as more particularly described in the Lease (the “Property”).

B.	HOF Village Newco, LLC, a Delaware limited liability company (“Guarantor”) is the guarantor under that certain Unconditional Guaranty of Payment and Performance, dated as of November ___________ , 2022, by Guarantor in favor of Landlord (the “Guaranty”, and together with the Lease, collectively, the “Agreements”).

C.	Landlord has requested that Tenant provide this Estoppel pursuant to Section 27 of the Lease and Section 10 of the Guaranty.

D.	[IF APPLICABLE] Landlord has agreed to convey the Property to ______________, a ______________ (“Purchaser”). As a condition to Purchaser purchasing the Property, Purchaser has required that Tenant furnish certain assurances to, and make certain agreements with, Purchaser, as set forth below.

E.	[IF APPLICABLE] [Landlord] [Purchaser], as borrower or as co-borrower with one or more other co-borrower(s), has applied to ______________, a ______________ (together with its successors and assigns, “Lender”) for a loan (“Loan”), which will be secured by, among other things, a mortgage, encumbering the Property. As a condition to making the Loan, Lender has required that Tenant furnish certain assurances to, and make certain agreements with, Lender, as set forth below.

F.	Capitalized terms used but not otherwise defined herein shall have the definitions given such terms pursuant to the terms of the Lease.

THEREFORE, [as a material inducement to Lender to make the Loan and Purchaser to purchase the Property], Tenant warrants and represents to, and agrees with, Landlord, [Lender] and [Purchaser] as follows:

1. ESTOPPEL.

Tenant and Guarantor each warrant and represent to Landlord, [Lender] and [Purchaser], as of the date hereof, that:

1.1	Agreements Effective. Attached hereto as Exhibit A-1 is a true, complete and accurate copy of the Lease. Attached hereto as Exhibit A-2 is a true, complete and accurate copy of the Guaranty. The Agreements have been duly executed and delivered by Tenant and are in full force and effect, the obligations of Tenant thereunder are valid and binding, and there have been no modifications or additions to the Agreements, written or oral, other than those, if any, which are attached on Exhibit A-1 and Exhibit A-2 attached hereto and made a part hereof. There are no other promises, agreements, understandings or commitments between Landlord and Tenant relating to the Property, and Tenant has not given Landlord any notice of termination under the Lease.

1.2	Possession. Tenant is in full and complete possession of the Property and has accepted the Property, including any tenant improvements or other work of Landlord performed thereon pursuant to the terms and provisions of the Lease, and the Property is in compliance with the Lease. There are no contributions, credits, free rent, rent abatements, deductions, concessions, rebates, unpaid or unreimbursed construction allowances, offsets or other sums due to Tenant from Landlord under the Lease, except ________________________________________________________.

.

1.3	Minimum Rent. The current monthly Base Rent under the Lease is $ __________, subject to any escalation and/or additional Rent charges provided in the Lease, and such Base Rent is current as of the date hereof.

1.4	Additional Rent. The current monthly additional Rent under the Lease is $ ______________, and such additional Rent is current within thirty (30) days as of the date hereof.

1.5	Rental Payment Commencement Date. The Base Rent stated in Section 1.3 above began on November __, 2022.

1.6	Rentable Area. The rentable area of the Building located upon the Premises is ___________ square feet.

1.7	Commencement Date. The Term of the Lease commenced on November __, 2022.

1.8	Expiration Date. The Term of the Lease will expire on November 30, 2121 (unless sooner terminated or extended in accordance with the Lease).

1.9	Options to Renew or Extend. Tenant has no option to renew or extend the Term of the Lease.

1.10	No Default. There exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Agreements by Tenant or, to Tenant’s knowledge, Landlord, except as follows: ______________ (if none, write “None”). Tenant has no existing claims, defenses or offsets against Rent due or to become due under the Lease, except as follows: ______________ (if none, write “None”).

1.11	Entire Agreement. The Agreements constitute the entire agreement between Landlord and Tenant with respect to the Property, and Tenant claims no rights of any kind whatsoever with respect to the Property, other than as set forth in the Lease, except as follows: ______________ (if none, write “None”).

1.12	No Deposits or Prepaid Rent. No deposits, including security deposits, or prepayments of Rent have been made in connection with the Lease, except: ________________ (if none, write “None”). None of the Rent has been paid more than one (1) month in advance.

1.13	[No ] Purchase Option or Preferential Right to Purchase. Tenant [does][does not] have any option or preferential right to purchase all or any part of the Property. [Note: depends on date of estoppel certificate.]

1.14	Authority. The undersigned representatives of Tenant are each duly authorized and fully qualified to execute this instrument on behalf of Tenant thereby binding Tenant.

1.15	Financial Condition; Bankruptcy. There are no voluntary or involuntary actions pending against Tenant under the bankruptcy laws of the United States or any state thereof.

2. HEIRS, SUCCESSORS AND ASSIGNS. The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto. Whenever necessary or appropriate to give logical meaning to a provision of this Estoppel, the term “Landlord” shall be deemed to mean the then current owner of the Property and the landlord’s interest in the Lease.

[Signature Page to Follow]

IN WITNESS WHEREOF, Tenant has executed this instrument as of the date first listed above.

TENANT:

HOF VILLAGE WATERPARK, LLC, a Delaware
limited liability company

By:
Name:
Title:

GUARANTOR:

HOF VILLAGE NEWCO, LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT A-1

TO ESTOPPEL CERTIFICATE

LEASE AND AMENDMENTS (IF ANY)

[Attached]

EXHIBIT A-2

TO ESTOPPEL CERTIFICATE

GUARANTY AND AMENDMENTS (IF ANY)

[Attached]

EXHIBIT B

TO ESTOPPEL CERTIFICATE

SUBLEASES (IF ANY)

[Attached]

EXHIBIT E

TO

LEASE AGREEMENT

FORM OF MEMORANDUM OF LEASE

THIS INSTRUMENT PREPARED BY,
AND RECORD AND RETURN TO:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

ATTN: David A. Rosenberg, P.C.

MEMORANDUM OF LEASE AGREEMENT

Grantor:	HFAKOH001 LLC, a Delaware limited liability company (Landlord):
Grantee:	HOF Village Waterpark, LLC (Tenant)
Legal Description:	See legal description on Exhibit A
Assessor’s Tax Parcel No.	10014331

THIS MEMORANDUM OF LEASE AGREEMENT (this “Memorandum”) is made as of this 7th day of November, 2022, by and between HFAKOH001 LLC, a Delaware limited liability company (“Landlord”), and HOF VILLAGE WATERPARK, LLC, a Delaware limited liability company (“Tenant”).

1. Memorandum of Lease of Premises. This Memorandum is recorded in connection with, and as evidence of, that certain Lease Agreement (the “Lease”) dated as of November 7, 2022, as may be amended from time to time, by and between Landlord and Tenant for that certain real property and the improvements thereon described on Exhibit A attached hereto and made a part hereof (the “Premises”). The Lease is incorporated by reference into this Memorandum. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Lease.

2. Lease Term and Certain Other Provisions. The initial Term of the Lease commenced on November 7, 2022 and expires on November 30, 2121. Tenant has no options to extend the initial Term of the Lease. Tenant has an option to purchase the Property that may be exercised during the period beginning on December 1, 2027, and ending on November 30, 2034 pursuant to and in accordance with the terms and conditions of a certain Purchase Option Agreement.

3. Purpose of Memorandum; Conflicting Provisions. The purpose of this Memorandum is to make the Lease a matter of public record. If a provision of this Memorandum conflicts with a provision in the Lease, the provision in the Lease will control.

4. Counterparts. This Memorandum may be executed in multiple counterparts, each of which shall be deemed an original instrument, and all of which, taken together, shall constitute one and the same instrument. The signature of a party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Memorandum of Lease Agreement as of the day and year first above written.

LANDLORD:

HFAKOH001 LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF ________________ )

COUNTY OF _______________ )

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that ________________________ , whose name as _______________________ of HFAKOH001 LLC, a Delaware limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such [officer] and with full authority, executed the same voluntarily for and as the act of said limited liability company, acting in its capacity as _______________________ of said limited liability company as aforesaid.

Given under my hand and official seal, this _______ day of November, 2022.

Notary Public

AFFIX SEAL

My commission expires: ____________________________

EXHIBIT A

Legal Description of Premises

Situated in the City of Canton, Stark County, State of Ohio, being all of O.L. 1469 on that certain HOF Village Replat recorded in the Office of the Recorder of Stark County as Instrument Number 202203250013418, containing 4.9282 acres, more or less.

APN: 10014331

EXHIBIT F

TO

LEASE AGREEMENT

INTENTIONALLY OMITTED

EXHIBIT G

TO

LEASE AGREEMENT

FORM OF GUARANTY

[See attached]

LIMITED RECOURSE CARVEOUT GUARANTY

THIS LIMITED RECOURSE CARVEOUT GUARANTY (this “Guaranty”) is made as of November 7, 2022 by HOF VILLAGE NEWCO, LLC, a Delaware limited liability company (“Guarantor”), to HFAKOH001 LLC, a Delaware limited liability company (“Landlord”).

R E C I T A L S

A. Concurrently with the delivery of this Guaranty, (i) Landlord has purchased from HOF Village Waterpark, LLC, a Delaware limited liability company (“Tenant”, and collectively with Guarantor and any affiliate of the same, “Tenant Parties”), certain real property located in Canton, Ohio, with an APN of 10014331, pursuant to that certain Agreement of Purchase and Sale (“Purchase Agreement”) by and between Tenant, as seller, and Landlord, as buyer, and (ii) Landlord and Tenant have entered into that certain Lease Agreement dated as of the date hereof (the “Lease”), for the Premises (as defined in the Lease).

B. Tenant is an affiliate of Guarantor and Guarantor will derive substantial economic benefit from the execution and delivery of the Lease.

C. Guarantor acknowledges that Landlord would not enter into the Lease unless this Guaranty accompanied the execution and delivery of the Lease.

D. Guarantor hereby acknowledges receipt of a copy of the Lease.

NOW, THEREFORE, in consideration of the execution and delivery of the Lease and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1. DEFINITIONS. Defined terms used in this Guaranty and not otherwise defined herein have the meanings assigned to them in the Lease.

2. COVENANTS OF GUARANTOR.

A.	Guarantor absolutely, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety:

(i) payment of losses, costs, liabilities, expenses, claims, actions, damages, and fines, including reasonable attorneys’ fees, sustained by Landlord as a result of (a) fraud, intentional misrepresentation, or intentional failure to disclose a material fact concerning the Property or Tenant by Tenant or any of its Affiliates; (b) the gross negligence, willful misconduct, or illegal acts of Tenant or its Affiliates with respect to the Property or the Lease; (c) the breach of any representation, warranty, covenant or indemnification provision in the Purchase Agreement concerning environmental laws or hazardous substances, or any indemnification of Landlord and other applicable indemnified parties with respect thereto, in any of the Purchase Agreement or the Lease; (d) intentional physical waste of the Property by any Tenant Party or any Person at the direction of any of the foregoing; (e) the removal or disposal of any portion of the Property during the existence of an Event of Default; (f) failure to pay charges for labor or materials or other charges that create a Lien on any portion of the Property; (g) Tenant’s failure to obtain and maintain the fully paid for insurance policies in accordance with the Lease; (h) Tenant’s failure to pay all Taxes prior to the same becoming delinquent; (i) Tenant filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (j) the filing of an involuntary petition against Tenant under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law by a Tenant Party or any other Person at the direction of any of the foregoing, or by any other Person with respect to which any Tenant Party colludes with or otherwise assists;

(ii) except to the extent of Landlord’s proportionate share of costs attributable to the Property relating to ongoing operation and maintenance of infrastructure and improvements in existence as of the date hereof that serve the Property, payment of losses, costs, liabilities, expenses, claims, actions, damages, and fines, including reasonable attorneys’ fees, sustained by Landlord as a result of a claim by any party that Landlord, during the entire Term of the Lease (notwithstanding any earlier termination thereof) owes any payment, assessment, liability, or other obligation under the following agreements in connection with the development of the larger entertainment related complex known as the Hall of Fame Village: (a) Reciprocal Easement and Restrictive Covenant Agreement for the HOF Village Complex dated as of February 26, 2016, and recorded in Instrument No. 201603110009295 of the Stark County Official Records, as amended by that First Amendment to Reciprocal Easement and Restrictive Covenant Agreement dated as of July 19, 2022, and recorded in Instrument No. 202207200030836 of the Stark County Official Records, (b) Operations and Use Agreement dated as of February 26, 2016, (c) Omnibus First Amendment Agreement dated as of August 22, 2017, and recorded as Instrument No. 201708240035505 of the Stark County Official Records, (d) Omnibus Amendment Agreement dated as of December 1, 2018, and recorded as Instrument No. 201901100001002 of the Stark County Official Records, (e) Third Omnibus Amendment Agreement, Affecting Operating Agreement, Lease, Subleases, Reciprocal Easements and Restrictions Covenant Agreements, Guaranties and other Instruments and Agreements dated as of August 12, 2022, and recorded as Instrument No. 202208190035449 of the Stark County Official Records, (f) Cooperative Agreement dated as of September 3, 2015, as supplemented by that certain First Supplemental Cooperative Agreement dated as of November 3, 2015, (g) Construction Agency Agreement dated as of September 3, 2015, as amended and restated by that certain Amended and Restated Construction Agency Agreement dated as of February 26, 2016, as supplemented by that certain First Supplement to Amended and Restated Construction Agency Agreement dated as of January 26, 2017, (h) Development Agreement dated as of December 20, 2017, and recorded in Instrument No. 201806270025180 of the Stark County Official Records, (i) Operations and Maintenance Agreement dated as of December 20, 2017, and recorded in Instrument No. 201806270025180 of the Stark County Official Records, (j) Letter of Representations dated as of March 20, 2018, (k) License Agreement dated as of June 24, 2019, (l) Payment, Estoppel and Lease Modification Agreement dated as of December 1, 2020, (m) Acknowledgment and Declaration Relating to Service Payments in Lieu of Taxes and Related Matters (as to Tom Benson Stadium) dated as of June 27, 2018, and recorded as Instrument No. 201806270025181 of the Stark County Official Records, (n) Acknowledgment and Declaration Relating to Service Payments in Lieu of Taxes and Related Matters (as to Youth Fields/Scott Field) dated as of June 27, 2018, and recorded as Instrument No. 201806270025182 of the Stark County Official Records, (o) Acknowledgment and Declaration Relating to Service Payments in Lieu of Taxes and Related Matters dated as of April 1, 2022, by HOF Center for Excellence LLC, recorded as Instrument No. 202205090020213 of the Stark County Official Records, (p) Acknowledgment and Declaration Relating to Service Payments in Lieu of Taxes and Related Matters dated as of April 1, 2022, by HOF Center for Performance LLC, recorded as Instrument No. 202204140016471 of the Stark County Official Records, (q) Acknowledgment and Declaration Relating to Service Payments in Lieu of Taxes and Related Matters dated as of April 1, 2022, by HOF Retail I LLC, recorded as Instrument No. 202204180016907 of the Stark County Official Records, (r) Acknowledgment and Declaration Relating to Service Payments in Lieu of Taxes and Related Matters dated as of April 1, 2022, by HOF Retail II LLC, recorded as Instrument No. 202204180016906 of the Stark County Official Records, (s) Compensation Agreement dated as of December 31, 2015, as supplemented by that First Supplement to Compensation Agreement dated as of October 20, 2017, as further supplemented by that Second Supplement to Compensation Agreement dated as of August 31, 2021, and/or (t) any other agreement or instrument governing the construction, development, maintenance, or payment of amounts in connection with the development of the larger entertainment related complex known as the Hall of Fame Village (it being understood and agreed that Guarantor shall indemnify, defend, protect, and hold harmless Landlord for the same);

(iii) all liabilities and obligations of Guarantor under this Agreement; and

(iv) all costs, expenses and liabilities (including reasonable attorneys’ fees and expenses, documentation and diligence fees and legal expenses, and search, audit, recording, professional and filing fees and expenses) that may be incurred or advanced by Landlord in any way in connection with the foregoing (collectively, such items in clauses (i) through (iv) being the “Obligations”).

D.	Upon receipt by Landlord of a FIRREA-compliant appraisal in form and substance reasonably acceptable to Landlord, performed by an appraiser reasonably satisfactory to Landlord (but in all events having at least ten (10) years’ experience appraising properties similar to the Property in the greater Canton, Ohio area), and evidencing that Tenant’s interest in the Property (taking into consideration liabilities, debt and debt-like equivalents, such as subleases and special assessments, Tourism Development District (“TDD”) bonds, tax increment financing (“TIF”) regimes and any minimum service payments thereunder, PACE loans, and any other Ohio Governmental Financing Programs) has a fair market value of at least One Hundred Fifty Million and No/100 Dollars ($150,000,000.00), this Guaranty shall terminate.

3.	GUARANTOR’S OBLIGATIONS UNCONDITIONAL.

A.	This Guaranty is an absolute and unconditional guaranty of payment and of performance, and not of collection, and shall be enforceable against Guarantor without the necessity of the commencement by Landlord of any action, suit or proceeding of any kind or nature whatsoever (an “Action”) against Tenant, and without the necessity of any notice of nonpayment, nonperformance or nonobservance, or any notice of acceptance of this Guaranty, or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives in advance. The obligations of Guarantor hereunder are independent of, and may exceed, the obligations of Tenant.

B.	This Guaranty is a continuing guarantee and will remain in full force and effect notwithstanding, and the liability of Guarantor hereunder shall be absolute and unconditional irrespective of any or all of the following: (i) any renewals, extensions, modifications, alterations or amendments of the Lease (regardless of whether Guarantor consented to or had notice of same); (ii) any releases or discharges of Tenant other than the full release and complete discharge of all of the Obligations; (iii) Landlord’s failure or delay to assert any claim or demand or to enforce any of its rights against Tenant; (iv) any extension of time that may be granted by Landlord to Tenant; (v) any assignment or transfer of all or any part of Tenant’s interest under the Lease (whether by Tenant, by operation of law, or otherwise); (vi) any subletting, concession, franchising, licensing or permitting of the Premises or any portion thereof; (vii) any changed or different use of the Premises (or any portion thereof); (viii) any other dealings or matters occurring between Landlord and Tenant; (ix) the taking by Landlord of any additional guarantees, or the receipt by Landlord of any collateral, from Tenant or any other persons or entities; (x) the release by Landlord of any other guarantor; (xi) Landlord’s release of any security provided under the Lease; (xii) Landlord’s failure to perfect any Landlord’s lien or other lien or security interest available under any applicable statutes, ordinances, rules, regulations, codes, orders, requirements, directives, binding written interpretations and binding written policies, rulings, and decrees of all local, municipal, state and federal governments, departments, agencies, commissions, boards or political subdivisions (“Laws”); (xiii) any assumption by any person of any or all of Tenant’s obligations under the Lease, or Tenant’s assignment of any or all of its rights and interests under the Lease; (xiv) the power or authority or lack thereof of Tenant to execute, acknowledge or deliver the Lease; (xv) the existence, non-existence or lapse at any time of Tenant as a legal entity or the existence, non-existence or termination of any corporate, ownership, business or other relationship between Tenant and Guarantor; (xvi) any sale or assignment by Landlord of either or both of this Guaranty and the Lease (including, but not limited to, any direct or collateral assignment by Landlord to any mortgagee); (xvii) the solvency or lack of solvency of Tenant at any time or from time to time; or (xviii) any other cause, whether similar or dissimilar to any of the foregoing, that might constitute a legal or equitable discharge of Guarantor (whether or not Guarantor shall have knowledge or notice thereof). Without in any way limiting the generality of the foregoing, Guarantor specifically agrees that (A) if Tenant’s obligations under the Lease are modified or amended with the express written consent of Landlord, this Guaranty shall extend to such obligations as so amended or modified without notice to, consideration to, or the consent of, Guarantor, and (B) this Guaranty shall be applicable to any obligations of Tenant arising in connection with a termination of the Lease, whether voluntary or otherwise. Guarantor hereby consents, prospectively, to Landlord’s taking or entering into any or all of the foregoing actions or omissions.

C.	Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by relief of Tenant from any of Tenant’s obligations under the Lease or otherwise by (i) the release or discharge of Tenant in any state or federal creditors’ proceedings, receivership, bankruptcy or other proceeding; (ii) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy, or of any remedy for the enforcement of Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the United States Bankruptcy Code (11 U.S.C. § 101 et seq., as amended), or from other statute, or from the order of any court; or (iii) the rejection, disaffirmance or other termination of the Lease in any such proceeding. This Guaranty shall continue to be effective if at any time the payment of any amount due under the Lease or this Guaranty is rescinded or must otherwise be returned by Landlord for any reason, including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of Tenant, Guarantor or otherwise, all as though such payment had not been made, and, in such event, Guarantor shall pay to Landlord an amount equal to any such payment that has been rescinded or returned.

4.	WAIVERS OF GUARANTOR.

A.	Without limitation of the foregoing, Guarantor waives (i) notice of acceptance of this Guaranty, protest, demand and dishonor, presentment, and demands of any kind now or hereafter provided for by any statute or rule of law or equity, (ii) notice of any actions taken by Landlord or Tenant under the Lease or any other agreement or instrument relating thereto, (iii) notice of any and all defaults by Tenant in the payment of Base Rent, additional Rent or any other charges or amounts, or of any other defaults by Tenant under the Lease, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, omission of or delay in which, but for the provisions of this Section 4, might constitute grounds for relieving Guarantor of its obligations hereunder, (v) any requirement that Landlord protect, secure, perfect, insure or proceed against any security interest or lien, or any property subject thereto, or exhaust any right or take any action against Tenant or any other person or entity (including any additional guarantor or Guarantor) or against any collateral, and (vi) the benefit of any statute of limitations affecting Guarantor’s liability under this Guaranty.

B.	GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PERSON OR ENTITY WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH: (A) THIS GUARANTY; (B) THE LEASE; (C) ANY LIABILITY OR OBLIGATION OF TENANT IN ANY MANNER RELATED TO THE PREMISES OR ANY PORTION THEREOF; (D) ANY CLAIM OF INJURY OR DAMAGE IN ANY WAY RELATED TO THE LEASE AND/OR THE PREMISES (OR ANY PORTION THEREOF); (E) ANY ACT OR OMISSION OF TENANT, ITS AGENTS, EMPLOYEES, CONTRACTORS, SUPPLIERS, SERVANTS, CUSTOMERS, CONCESSIONAIRES, FRANCHISEES, PERMITTEES OR LICENSEES; OR (F) ANY ASPECT OF THE USE OR OCCUPANCY OF, OR THE CONDUCT OF BUSINESS IN, ON OR FROM THE PREMISES (OR ANY PORTION THEREOF). GUARANTOR SHALL NOT IMPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS OR CLAIMS FOR SET-OFF, RECOUPMENT OR DEDUCTION OF RENT IN ANY ACTION BROUGHT BY LANDLORD AGAINST GUARANTOR UNDER THIS GUARANTY, EXCEPT TO THE EXTENT ANY SUCH COUNTERCLAIM OR COUNTERCLAIMS OR CLAIMS FOR SET-OFF, RECOUPMENT OR DEDUCTION OF RENT IN ANY ACTION ARE MANDATORY PURSUANT TO APPLICABLE LAWS. GUARANTOR HEREBY WAIVES, BOTH WITH RESPECT TO THE LEASE AND WITH RESPECT TO THIS GUARANTY, ANY AND ALL RIGHTS WHICH ARE WAIVED BY TENANT UNDER THE LEASE, IN THE SAME MANNER AS IF ALL SUCH WAIVERS WERE FULLY RESTATED HEREIN. THE LIABILITY OF GUARANTOR UNDER THIS GUARANTY IS PRIMARY AND UNCONDITIONAL.

C.	Guarantor expressly waives any and all rights to defenses arising by reason of (i) any “one-action” or “anti-deficiency” law or any other law that may prevent Landlord from bringing any action, including a claim for deficiency, against Guarantor before or after Landlord’s commencement or completion of any action against Tenant; (ii) ANY ELECTION OF REMEDIES BY LANDLORD (INCLUDING, WITHOUT LIMITATION, ANY TERMINATION OF THE LEASE) THAT DESTROYS OR OTHERWISE ADVERSELY AFFECTS GUARANTOR’S SUBROGATION RIGHTS OR GUARANTOR’S RIGHTS TO PROCEED AGAINST TENANT FOR REIMBURSEMENT; (iii) any disability, insolvency, bankruptcy, lack of authority or power, death, insanity, minority, dissolution, or other defense of Tenant, of any other guarantor (or any other Guarantor), or of any other person or entity, or by reason of the cessation of Tenant’s liability from any cause whatsoever; (iv) any right to claim discharge of any or all of the Obligations on the basis of unjustified impairment of any collateral for the Obligations; (v) any change in the relationship between Guarantor and Tenant or any termination of such relationship; (vi) any irregularity, defect or unauthorized action by any or all of Tenant, any other guarantor (or Guarantor) or surety, or any of their respective officers, directors or other agents in executing and delivering any instrument or agreements relating to the Obligations or in carrying out or attempting to carry out the terms of any such agreements; (vii) any assignment, endorsement or transfer, in whole or in part, of the Obligations, whether made with or without notice to or consent of Guarantor; (viii) the recovery from Tenant or any other Person (including without limitation any other guarantor) becoming barred by any statute of limitations or being otherwise prevented; (ix) the benefits of any and all applicable statutes, laws, rules or regulations which may require the prior or concurrent joinder of any other party to any action on this Guaranty; (x) any release or other reduction of the Obligations arising as a result of the expansion, release, substitution, deletion, addition, or replacement (whether or not in accordance with the terms of the Lease) of the Premises or any portion thereof; or (xi) any neglect, delay, omission, failure or refusal of Landlord to take or prosecute any action for the collection or enforcement of any of the Obligations or to foreclose or take or prosecute any action in connection with any lien or right of security (including perfection thereof) existing or to exist in connection with, or as security for, any of the Obligations, it being the intention hereof that Guarantor shall remain liable as a principal on the Obligations notwithstanding any act, omission or event that might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of Guarantor. Guarantor hereby waives all defenses of a surety to which it may be entitled by statute or otherwise.

5. SUBORDINATION AND SUBROGATION. Guarantor shall not be subrogated, and hereby subordinates and postpones any claim or right against Tenant by way of subrogation or otherwise, to any of the rights of Landlord under the Lease or otherwise, or in the Premises (or any portion thereof), which may arise by any of the provisions of this Guaranty or by reason of the performance by Guarantor of any of its Obligations hereunder. Guarantor shall look solely to Tenant for any recoupment of any payments made or costs or expenses incurred by Guarantor pursuant to this Guaranty. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid and performed in full, Guarantor shall immediately deliver the payment to Landlord for credit against the then outstanding balance of the Obligations, whether matured or unmatured.

6. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor represents and warrants that:

A.	Guarantor is a company formed under the laws of the State of Delaware; has all requisite power and authority to enter into and perform its obligations under this Guaranty; and this Guaranty is valid and binding upon and enforceable against Guarantor without the requirement of further action or condition.

B.	The execution, delivery and performance by Guarantor of this Guaranty does not and will not (i) contravene any applicable Laws, the organizational documents of Guarantor, if applicable, any order, writ, injunction, decree applicable to Guarantor, or any contractual restriction binding on or affecting Guarantor or any of its properties or assets, nor (ii) result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties or assets.

C.	No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any governmental authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Guarantor of this Guaranty or any other instrument or agreement required hereunder.

D.	There is no action, suit or proceeding pending or, to Guarantor’s knowledge, threatened against or otherwise affecting Guarantor before any court or other governmental authority or any arbitrator that may materially adversely affect Guarantor’s ability to perform its obligations under this Guaranty.

E.	Guarantor’s principal place of business is 2626 Fulton Drive NW, Canton, OH 44718.

F.	Tenant is directly or indirectly owned and controlled by Guarantor.

G.	Guarantor has derived or expects to derive financial and other advantages and benefits directly or indirectly, from the making of the Lease and the payment and performance of the Obligations. Guarantor hereby acknowledges that Landlord will be relying upon Guarantor’s limited recourse carveout guarantee, representations, warranties and covenants contained herein.

7. FINANCIAL STATEMENTS. Within ninety (90) days after the end of each calendar quarter, Guarantor shall deliver to Landlord (i) complete financial statements of the Guarantor and (ii) a Financial Covenants Certification, and, within ninety (90) days after the end of each calendar year, Guarantor shall deliver to Landlord complete audited financial statements, in each case including a balance sheet, profit and loss statement, top-line gross receipts report for the Premises showing unit-level EBITDAR, statement of changes in financial condition, income statement with respect to the Premises, annual EBITDA projections for the then-current fiscal year of Tenant and all other related schedules for the fiscal period then ended. As used herein, “Financial Covenants Certification” shall mean a statement of Guarantor, if Guarantor is a natural person, or by an authorized officer of Guarantor (or its general partner), if Guarantor is an entity, or by the trustee if Guarantor is a trust, in form and substance reasonably acceptable to Landlord, certifying the Net Worth of Guarantor as of the end of the prior calendar quarter or year, as applicable.

8. NOTICES. Any consents, notices, demands, requests, approvals or other communications given under this Guaranty shall be in writing and shall be given as provided in the Lease, as follows or to such other addresses as either Landlord or Guarantor (as applicable) may designate by notice given to the other in accordance with the provisions of this Section 8:

If to Guarantor:	If to Landlord:

HOF Village Newco, LLC 2014 Champions Gateway	c/o Oak Street Real Estate Capital, LLC 30 North LaSalle, Suite 4140 Chicago, IL 60602
Canton , OH 44708 Attn: General Counsel	Attention: Asset Management Email: oakstreetAM@blueowl.com
Email: tara.charnes@hofvillage.com

With a copy to:	With a copy to:

Walter Haverfield LLP	Kirkland & Ellis LLP
1301 East Ninth Street Suite 3500	300 North LaSalle Chicago, Illinois 60654
Cleveland, Ohio 44114-1821 Attn: Nick Catanzarite	Attention: David A. Rosenberg and David P. Stanek
Email: ncatanzarite@walterhav.com	E-mail: david.rosenberg@kirkland.com and david.stanek@kirkland.com

9. CONSENT TO JURISDICTION. Guarantor hereby (a) consents and submits to the jurisdiction of the courts of the State of Ohio and the federal courts sitting in the State of Ohio with respect to any dispute arising, directly or indirectly, out of this Guaranty, (b) waives any objections which the undersigned may have to the laying of venue in any such suit, action or proceeding in either such court, (c) agrees to join Landlord in any petition for removal to either such court, and (d) irrevocably designates and appoints Tenant as its authorized agent to accept and acknowledge on its behalf service of process with respect to any disputes arising, directly or indirectly, out of this Guaranty. The undersigned hereby acknowledges and agrees that Landlord may obtain personal jurisdiction and perfect service of process through Tenant as the undersigned agent, or by any other means now or hereafter permitted by Applicable Law.

10. ESTOPPEL CERTIFICATE. Guarantor shall, from time to time within ten (10) days after receipt of Landlord’s request, execute, acknowledge and deliver to Landlord an estoppel certificate in the form attached to the Lease as Exhibit D. Such certificate may be relied upon by Landlord and any prospective purchaser, landlord or lender of all or a portion of the Premises (or any portion thereof).

11. MISCELLANEOUS.

A.	Guarantor further agrees that Landlord may, without notice, assign this Guaranty in whole or in part. If Landlord disposes of its interest in the Lease, “Landlord,” as used in this Guaranty, shall mean Landlord’s successors and assigns.

B.	Guarantor promises to pay all costs of collection or enforcement incurred by Landlord in exercising any remedies provided for in this Guaranty whether at law or in equity; provided, however, if any legal action or proceeding is commenced to interpret or enforce the terms of, or obligations arising out of, this Guaranty, or to recover damages for the breach thereof, the party prevailing in any such action or proceedings shall be entitled to recover from the non-prevailing party all attorneys’ fees and reasonable costs and expenses incurred by the prevailing party. As used herein, “attorneys’ fees” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals, librarians and others not admitted to the bar but performing services under the supervision of an attorney. The term “attorneys’ fees” shall also include, without limitation, all such fees and expenses incurred with respect to appeals, arbitrations and bankruptcy proceedings.

C.	If any portion of this Guaranty shall be deemed invalid, unenforceable or illegal for any reason, such invalidity, unenforceability or illegality shall not affect the balance of this Guaranty, which shall remain in full force and effect to the maximum permitted extent.

D.	The provisions, covenants and guaranties of this Guaranty shall be binding upon Guarantor and its heirs, successors, legal representatives and assigns (it being understood that Guarantor shall not have the right to assign its obligations under this Guaranty without the prior written consent of Landlord in Landlord’s sole and absolute discretion), and shall inure to the benefit of Landlord and its successors and assigns, and shall not be deemed waived or modified unless such waiver or modification is specifically set forth in writing, executed by Landlord or its successors and assigns, and delivered to Guarantor.

E.	Whenever the words “include”, “includes”, or “including” are used in this Guaranty, they shall be deemed to be followed by the words “without limitation”, and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Guaranty shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

F.	Each of the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in the Lease or this Guaranty.

G.	The provisions of this Guaranty shall be governed by and interpreted solely in accordance with the internal laws of the State of Ohio, without giving effect to the principles of conflicts of law.

I.	The Recitals set forth above are hereby incorporated by this reference and made a part of this Guaranty. Guarantor hereby represents and warrants that the Recitals are true and correct.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the undersigned has executed this Limited Recourse Carveout Guaranty effective as of the date first written above.

GUARANTOR:

HOF VILLAGE NEWCO, LLC,
a Delaware limited liability company

By:
Michael Crawford,
President and Chief Executive Officer

EXHIBIT H

Diminution in Value / Fair Market Value Determination

(For Purposes of Section 20)

Determination of diminution in value and fair market value under Section 20 under of this Lease shall be made in accordance with the following procedures:

(a)	The diminution in value or fair market value of the Fee Estate and Leasehold Estate, as applicable, shall be determined by the agreement of two (2) appraisers (each, an “Initial Appraiser”), one of which shall be selected by Landlord and the other of which shall be selected by Tenant as set forth in this Exhibit H Tenant shall give Landlord notice, not later than 90 calendar days after the occurrence of the Condemnation described in Section 20, the identity of the Initial Appraiser selected and retained by Tenant and specifically identify such Initial Appraiser’s name, address, phone number and qualifications as an appraiser. Within thirty (30) calendar days after receipt of notice of Tenant’s Initial Appraiser, Landlord shall select its Initial Appraiser and give notice to Tenant of the name, address, electronic mail address, phone number and qualifications of such appraiser. Within five (5) calendar days after Tenant receives from Landlord such notice of Landlord’s Initial Appraiser, each of Landlord and Tenant shall direct, in writing with a copy to the other party, its Initial Appraiser to work with the other party’s Initial Appraiser to endeavor to determine and reach agreement upon the diminution in value or fair market value, as applicable, of the Fee Estate and Leasehold Estate, and thereafter to deliver in writing to Landlord and Tenant within thirty (30) calendar days (such 30-calendar day period, the “Valuation Period”) the agreed-upon diminution in value or fair market values, as applicable (the “Valuation Notice”). The costs and expenses of each Initial Appraiser shall be paid by the party selecting such Initial Appraiser. If Tenant fails to timely identify in writing an Initial Appraiser as required by this Exhibit H, Landlord shall give Notice of such failure to the Leasehold Mortgagees who shall be entitled to identify an Initial Appraiser on behalf of Tenant within 30 calendar days after the giving of such Notice and, if such Leasehold Mortgagees shall fail to appoint an Initial Appraiser within such 30-calendar day period, then Landlord shall identify an Initial Appraiser on behalf of Tenant; provided, however, Tenant shall be liable for the costs and expenses of such Initial Appraiser identified on Tenant’s behalf by Landlord as if Tenant had selected such Initial Appraiser.

(b)	If the Initial Appraisers are not able to reach agreement upon the diminution in value or fair market value, as applicable, within the Valuation Period, within ten (10) calendar days after the end of the Valuation Period each Initial Appraiser shall deliver a written notice to Landlord, Tenant, the Mortgagees, and the other Initial Appraiser setting forth (i) such Initial Appraiser’s valuation of the diminution in value or fair market value, as applicable (each, an “Initial Valuation”) and (ii) the name, address and qualifications of a third appraiser selected jointly by the Initial Appraisers (the “Third Appraiser”). The Initial Appraisers shall, in writing with a copy to Landlord, the Mortgagees, and Tenant, direct the Third Appraiser (or substitute Third Appraiser) to determine the diminution in value or fair market values, as applicable, and to deliver in writing to Landlord, Tenant, the Mortgagees and the Initial Appraisers such valuation (the “Third Valuation”) within thirty (30) calendar days of the date of the written direction retaining such Third Appraiser. The amount shall be the arithmetic mean of (A) the Third Valuation and (B) the Initial Valuation closest to the Third Valuation. If the Third Valuation is exactly between the two Initial Valuations, then the amount shall be the Third Valuation. If the Initial Appraisers are unable to agree upon the designation of a Third Appraiser within the requisite time period or if the Third Appraiser selected does not make a valuation within twenty (20) calendar days after being directed by the Initial Appraisers, then such Third Appraiser or a substitute Third Appraiser, as applicable, shall, at the request of Landlord or Tenant, be appointed by the President or Chairman of the American Arbitration Association in Texas. The costs and expenses of the Third Appraiser (and substitute Third Appraiser and the American Arbitration Association, if applicable) shall be divided evenly between, and paid for by, Landlord and Tenant. If as of the date of the appointment of such Third Appraiser the American Arbitration Association does not exist, either Landlord or Tenant shall apply to any state court in Texas for appointment of such Third Appraiser.

(c)	All appraisers selected or appointed pursuant to this Exhibit H shall be independent qualified appraisers with at least ten (10) years of experience in appraising commercial real estate and ground leases comparable to this Lease. Such appraisers shall have no right, power or authority to alter or modify the provisions of this Lease.

(d)	Notwithstanding the foregoing, if Landlord and Tenant are able to agree upon the diminution in values or fair market values, as applicable, prior to the date on which Tenant receives Notice of Landlord’s Initial Appraiser, Landlord and Tenant shall execute an agreement setting forth such agreed-upon values and waiving each party’s right to have the valuation determined in accordance with the procedures set forth above in this Exhibit H.

(e)	Fair market value shall be determined without regard to the Condemnation. Fair market value shall mean the amount that a willing purchaser would pay and a willing seller would accept as the purchase and sale price for the Fee Estate or Leasehold Estate, as applicable, through expiration of its stated term, each party (i) being unaffiliated with each other and (ii) without a compulsion to purchase or sell, and such price determined through an orderly marketing process. Fair market value for the Fee Estate and Leasehold Estate is to be determined giving effect to this Lease (without regard to the Condemnation) including the Fixed Rent obligations of Tenant to Landlord (without regard to the Condemnation).

(f)	Diminution in value shall equal the difference of (i) the fair market value as determined in accordance with subsection (e) above without regard to the Condemnation minus (ii) the fair market value as so determined but with regard to the Condemnation.

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